As filed with the Securities and Exchange Commission on April 5, 2012

Registration No. 333-176651

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

PRE-EFFECTIVE AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

chatAND, Inc.

(Exact name of registrant as specified in its charter)

Nevada	7372	27-2761655
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer Identification
incorporation or organization)	Classification Code Number)	No.)

321 West 44th Street

New York, New York10036

(212) 245-1444

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. David Rosenberg

President

chatAND, Inc.

321 West 44th Street

New York, New York10036

Tel: (212) 245-1444

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies to:

Samuel M. Krieger, Esq.

Krieger & Prager, LLP

39 Broadway, Suite 920

New York, New York 10006

Tel: (212) 363-2900

Registrant’s telephone number: (212) 245-1444

APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: From time to time after this

Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:   ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum
		Offering	Aggregate	Amount of
Title of Each Class of Securities	Amount to be	Price per	Offering Price	Registration
to be Registered	Registered (2)	Share (1)	(3)	Fee
Common stock, $0.00001 par value per share, underlying Senior Secured Notes offered by certain selling stockholders	8,500,000	$.33	$2,805,000.00	$325.66
Units consisting of a share of common stock, $0.00001 par value per share and one-half warrant	20,000,000	$.40	$8,000,000.00	$929.00
Common stock, $0.00001 par value Per share, underlying warrants held by certain Selling stockholders(4)	4,250,000	.33	1,402,500	165.84

Warrants to purchase common stock	10,000,000	$-	$-	$-
common stock, $0.00001 par value per share, underlying warrants	10,000,000	$.50	$5,000,000.00	$581.00
	42,750,000		$17,207,500.00	$2001.50	(5)

(1)	The registration fee for securities to be offered by the Registrant is based on an estimate of the Proposed Maximum Aggregate Offering Price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Pursuant to Rule 416 of the Securities Act of 1933, also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the Senior Secured Notes and warrants.

(3)	There is no current market for the securities and the price at which the shares are being offered has been arbitrarily determined by the Company and used for the purpose of computing the amount of the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.

(4)	These warrants include a pricing adjustment feature that may increase the number of shares issuable upon exercise of the warrants. Any additional shares issuable as a result thereof are not covered by the Registration Statement and will require an additional Registration Statement.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) may determine .

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus	Subject to Completion, dated April 5, 2012

chatAND, INC.

20,000,000 Units

each Unit consisting of

1 Share of Common Stock (20,000,000 Shares) and

Warrant to purchase one-half Share of Common Stock (10,000,000 Shares)

10,000,000 Shares of Common Stock issued on exercise of the Warrants

(“Company Offering”)

and

12,750,000 Shares of Common Stock

 (“Selling Stockholder Offering”)

Total: 42,750,000 Shares of Common Stock

This prospectus relates to (1) the sale of a minimum of 7,500,000 Units and a maximum of 20,000,000 Units, each Unit consisting of 1 share of Common Stock of chatAND, Inc. (the “Company”), a Nevada corporation, and a warrant to purchase one-half share of Common Stock of the Company, that may be sold from time to time by the Company, (2) the sale of up to 10,000,000 shares of Common Stock of the Company underlying the warrants issued as part of the Units , as well as (3) resales of up to 12,750,000 shares of Common Stock of the Company by selling stockholders named in this prospectus and their successors and assigns, who may acquire those securities upon conversion or exercise of outstanding securities.

Some of the securities offered for resale hereby were issued to the e selling stockholders in private placements or other exempt transactions completed prior to the filing of the registration statement of which this prospectus is a part.

The Company  Offering  will be offered in Units consisting of one share of Common Stock and a five year warrant to purchase one-half  share of Common Stock  (at an initial exercise price of $0.50) at a fixed price of $.40 per Unit for a period of two hundred forty (240) days from the effective date of this prospectus.

A minimum of 7,500,000 Units  must be sold by the Company before the Company Offering can be closed.  The maximum number of Units  that can be sold by the Company pursuant to the terms of this offering is 20,000,000 Units.  All funds received will be held in escrow pursuant to an escrow agreement with VStock Transfer, LLC upon the effectiveness of this Registration Statement.  If the minimum offering amount is not met by the date of termination of the offering, all funds, without interest thereon or risk of loss, will be promptly returned to the subscribers by the Escrow Agent. Funds received after the initial closing will be available to the Company for use by it in additional increments of 1,250,000 Units, at the request of the Company from time to time or upon termination of the Company Offering.

The Units in the Company Offering will be sold by David Rosenberg and Michael Lebor, our principal officers and directors. We do not expect a public market to exist for the warrants until they are exercised.

We also may retain placement agents, where permitted by law, to assist us in the offering and selling of the shares of our common stock. At this time, we do not have any binding commitments, agreements, or understandings with any placement agents. In the event we elect to utilize placement agents for sale of the shares of our common stock, we will amend this prospectus.

The Company Offering will terminate 240 days from the date of this prospectus.  The Selling Stockholder Offering  will remain open for period of 1 year from the date of this prospectus.   All funds will be returned promptly if the minimum offering amont is not subscribed for within 240 days. The Company reserves the right to terminate the offering at any time after the minimum offering amount has been subscried for whether or not the full offering amount has been subscribed for. All escrow funds will be returned by the Escrow Agent within five days after termination of the offering.

The shares of common stock will be sold by the Selling Stockholders at a fixed price of $0.33 per share, until the shares are quoted on the Over The Counter Bulletin Board. Thereafter, they may be sold  in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices, See “Plan of Distribution” beginning on page 48 of this prospectus.

We intend to apply for our common stock to be quoted on the OTC Bulletin Board under the symbol “CHAT”. All costs incurred in the registration of the Units and Shares are being borne by the Company.

Prior to this offering, there has been no public market for the Company’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by the Company and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  The Shares will become tradeable on the effective date of the registration statement of which this prospectus is a part.

Investing in our common stock involves risk. You should carefully consider the Risk Factors beginning on page 5 of this prospectus before making a decision to invest in our common stock.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ______, 2012.

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the financial statements and the notes to the financial statements included in this prospectus.

As used throughout this prospectus, the terms “CHAT”, “Chat&,” “Company”, “we,” “us,” or “our” refer to chatAND, Inc., a Nevada corporation, together with its subsidiaries.

Our Company

chatAND, Inc. intends to provide online assistance, engagement and conversion solutions to e-commerce businesses by allowing real-time assistance to website visitors utilizing Video Conferencing, Screen Sharing and Collaborative Co-Browsing to increase sales conversion rates.  The proposed technology platform connects businesses and their sales associates and customer service representatives (CSR’s), with website visitors and online shoppers seeking assistance while browsing their respective websites.  The Chat& software is a 100% hosted no download application that will allow a company’s live sales and support staff to connect directly with customers via 1-to-1 real-time sessions.

Utilizing the powerful tools of Video-Chat and Co-Browsing (the joint navigation through the Internet by two or more people accessing the same web pages at the same time) Chat& aims to redefine the online shopping experience by recreating virtually all of the benefits of a live showroom environment.  This Virtual e-showroom” will allow both customers and sales support staff to navigate the website together in real time while in a video conference.  Our technology will allow our clients and their websites to offer a more personalized and relevant sales environment. The face-to-face component of Video-Chat alone is an incredibly powerful conversion tool; with the addition of Co-Browsing, Chat& aims to change the landscape of e-commerce.  Chat&’s proposed video technology, online co-browsing and collaboration tools together with our e-commerce knowledge and internet marketing expertise, will help our clients by increasing sales, as well as customer satisfaction.

Bridging the gap between visitor traffic and desired sales conversion goals, our proposed technology aims to deliver precise and measurable returns by empowering our clients to:

•	Reduce shopping abandonment and increase sales conversion rates by intelligently interacting and engaging customers ased upon their specific behavior

•	Increase average order values

•	Increase customer satisfaction

•	Reduce attrition rates of existing customers

•	Increase quantity of line items per order

•	Increase average total shopping cart value

With the emergence of Apple’s facetime, Skype Video-Chat and other similar Video-Chat applications into the mainstream, and the increase in internet bandwidth (Wimax, 4G) sales and support has moved from a two-dimensional experience. Simple text chat, which currently dominates the support market, will no longer be enough to satisfy the marketplace. It is only a matter of time until Video-Chat becomes  the standard form of communication. With that in mind, Chat& intends for its application to be at the forefront of this new method of commerce, communication and collaboration.

The Company has no operating history and has not generated any revenues to date, and accordingly investors will be unable to assess the Company’s profitability to perform.

The Company is in the midst of its initial phase of development.  We continue to develop the technology that will allow video support and chat based co-browsing to our clients.  The initial version of the platform is a basic scaled down version that will allow a customer and sales representative to conduct a 1-1 video session and they will both be allowed to view the same browsing screen simultaneously. There are additional features that we anticipate that will be required for us to add in later development phases that are not currently part of our platform, and that some of our competitors currently offer.

We expect to utilize between $1.2 million (minimum) and $2.4 million (maximum) of the proceeds for technology development, and up to $400,000 for investor relations.  The balance of  the proceeds we expect to use for general working capital.

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There are myriad potential circumstances that could be impediments to our success, including: our ability to be competitive in attracting qualified developers and key personnel, our ability to respond to the rapid technological change and changing client preferences, and the fact that we will be dependent on technology systems and third-party content that are beyond our control.

Corporate Information

Our executive office is located at 321 West 44th Street, New York, New York 10036. Our telephone number 212-245-1444 and our website is www.chatand.com.

THE OFFERING

On June 17, 2011, we completed an offering of $850,000 of our 5% Convertible Senior Secured Notes (the “Senior Secured Notes”) to five accredited investors pursuant to Regulation D under the Securities Act of 1933.  The Senior Secured Notes are initially convertible at a conversion price of $.10 per share, subject to adjustment, as provided therein.  The Notes mature on June 30, 2012 with interest payable quarterly.

In addition, the Company is offering through its officers and directors, the sale of a minimum of 7,500,000 shares of Common Stock and a maximum of 20,000,000 shares of Common Stock, $0.0001 par value, in Units consisting of one share of Common Stock and a five year warrant to purchase one-half  share of Common Stock  (at an initial exercise price of $0.50)  at a price of $.40 per unit (the “Company Shares”).  A minimum of $3,000,000 must be raised in the Company Offering.

Common stock outstanding before the offering	17,750,001 shares

Common stock being offered	Up to 30,000,000 shares of common stock being offered by the Company, in Units consisting of one share of Common Stock and a five year warrant to purchase one-half share of Common Stock (at an initial exercise price of $0.50) at a fixed price of $.40 per share and up to 12,750,000 shares of common stock held by the selling stockholders or in respect of underlying securities held by the selling stockholders. We do not expect a public market to develop for the warrants .

Common stock to be outstanding after the offering	Up to 60,500,001 shares, assuming full exercise of the warrants.

OTCBB Symbol	__________

Use of proceeds	We expect to receive gross proceeds of $3,000,000 if the minimum number of shares are sold by the Company, and $8,000,000 if the maximum number of shares are sold by the Company in the Company Offering. We also may retain placement agents, where permitted by law, to assist us in the offering and selling of the shares of our common stock. In the event we elect to utilize placement agents for sale of the shares of our common stock, we will amend this prospectus.We will not receive any proceeds from the sale of shares by the Selling Stockholders other than the exercise price of any warrants that are exercised by the applicable Selling Stockholders who do not conduct cashless exercises. If all of the warrants held by the Selling Stockholders , and the 10 million warrants issued in the Company Offering are exercised for cash, then we will receive gross proceeds of approximately $5,637,500. No assurances can be given, however, that all or any portion of such warrants will ever be exercised. See “Use of Proceeds” at page 21.

Risk factors:	You should carefully consider the information set forth in this prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this prospectus before deciding whether or not to invest in our common stock.

All funds received will be held in escrow pursuant to an escrow agreement with VStock Transfer, LLC, of Cedarhurst, New York, an independent third party.  VStock Transfer, LLC is not a bank but serves as an independent escrow agent.  If, in the event, the Company engages an underwriter for this offering, it will change the escrow agent to a banking institution pursuant to the rules of Securities Exchange Act of 1934.  The Company Offering will terminate 240 days from the date of this prospectus unless fully subscribed.  The Company reserves the right to terminate the offering at any time after the minimum offering amount has been subscribed for whether or not the full offering amount has been subscribed for. If the minimum offering amount is not met by the date of termination of the offering, all funds, without interest thereon, will be returned to the investors by the Escrow Agent within five (5) business days.  Funds received after the initial closing will be immediately available to the Company in additional increments of 1,250,000 Units, at the request of the Company from time to time or upon termination of this offering.

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There is no public market for the Company’s common stock and the price at which the Shares are being offered in both Company Offering and the Selling Stockholders Offering  has been arbitrarily determined by the Company based on the Company’s belief in its internal projections, anticipated growth and market potential.  This price does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company but represents solely the opinion of management that the Company will develop all or a portion of its business plan and will develop a market value.  Although we are a development-stage company, the Company has based its $0.40 per Unit offering price and $0.33 per share  offering price on what it views as the potential future value of the anticipated growth of the Company.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before making a decision to invest in our units. If any of the following risks occur, our business, financial conditions or results of operations may be materially and adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment.  Investing in our common shares are highly speculative in nature, involve a high degree of risk and should be undertaken only by an investor who can afford to lose their entire investment.  Accordingly, investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluation our business.  Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth in the following risk factors and elsewhere in this Prospectus.

The markets for online engagement technology and online consumer services are intensely competitive and characterized by aggressive marketing, evolving industry standards, rapid technology developments and frequent new product introductions. Established or new entities may enter the market in the near future, including those that provide solutions for real-time interaction online, or online consumer services related to real-time advice.

We compete directly with companies focused on technology that facilitates real-time sales, email management, searchable knowledgebase applications and customer service interaction. These markets remain fairly saturated with small companies that compete on price and features.

Risks Related to Our Business

The Company has no operating history and as such an investor cannot assess the Company’s future profitability or performance.

Because the Company has no operating history or generated any revenue to date, it is impossible for an investor to assess the performance of the Company or to determine whether the Company will meet its projected business plan. The Company has no meaningful revenue results upon which an investor may judge its potential. As the Company emerges from the development-stage, it may in the future experience some or all of the following: under-capitalization, shortages, setbacks and the customary problems, delays and expenses encountered by any early stage business.

Because our independent registered public accounting firm issued their opinion with a “Going Concern” qualification, we may not be able to attract new capital.

Our financial statements for the year ended December 31, 2011 indicated that the activities of the Company did not generate positive cash flow from operations, and that we incurred losses in developing this business.  Our independent registered public accounting firm indicated that the Company would require additional funds to finance its operations. These conditions raise substantial doubt about our ability to continue as a going concern, which may have a detrimental effect on our ability to obtain additional financing. Accordingly, our financial statements do not include any adjustments that may result from the uncertainty about the Company’s ability to continue as a going concern. Furthermore, pursuant to the terms of the Registration Rights Agreement, the Company is required to have this Registration Statement effective not later than May 15, 2012. Thereafter, the Company will be required to pay liquidated damages to the holders of the Senior Secured Debentures at the rate of $8,500.00 per month.

Our quarterly revenue and operating results may be subject to significant fluctuations, which may adversely affect the trading price of our common stock.

We may in the future incur losses and experience negative cash flow, either or both of which may be significant and may cause our quarterly revenue and operating results to fluctuate significantly. These fluctuations may be as a result of a variety of factors, including the following factors which are in part within our control, and in part outside of our control:

•	Delays in the introduction of our technology;

•	continued adoption by companies doing business online of real-time sales, marketing and customer service solutions;

•	continued adoption by individual experts and consumers of online real-time advice services;

•	changes in our pricing models, policies or the pricing policies of our current and future competitors;

•	our clients’ business success;

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•	our clients’ demand for our services;

•	consumer demand for our services;

•	our ability to attract and retain clients;

•	the amount and timing of capital expenditures and other costs relating to the commencement and expansion of our operations, including those related to acquisitions; and

•	the introduction of new services by us or our competitors.

Our revenue and results may also fluctuate significantly in the future due to the following factors that are entirely outside of our control:

•	economic conditions specific to the Internet, electronic commerce and online media; and

•	general economic and political conditions.

Due to the foregoing factors, it is possible that our results of operations in one or more future quarters may fall below the expectations of securities analysts and investors. If this occurs, the trading price of our common stock could decline.

The ongoing global economic downturn that began in 2008 may adversely affect our business and results of operations.

The U.S. and other global economies have continued to experience an economic downturn that has affected all sectors of the economy, particularly in the financial services and retail industries, resulting in declines in economic growth and consumer confidence, increases in unemployment rates and uncertainty about economic stability. Global credit and financial markets have also experienced extreme disruptions, including diminished liquidity and credit availability and rapid fluctuations in market valuations. Our business may be affected by these conditions, and there is no certainty that economic conditions will not deteriorate further.  These uncertainties affect businesses such as ours in a number of ways, making it difficult to accurately forecast and plan our future business activities.  Weak economic conditions may also cause our clients to experience difficulty in supporting their current operations and implementing their business plans. Our clients may reduce their spending on our services, may not be able to discharge their payment and other obligations to us, may experience difficulty raising capital, or may elect to scale back the resources they devote to customer service and/or sales and marketing technology, including services such as ours. The economic condition may also lead consumers and businesses to continue to postpone spending, which may cause our clients to decrease or delay their purchases of our products and services. If the current economic conditions continue or further deteriorate for us or our clients, we could be required to record charges relating to restructuring costs or the impairment of assets, may not be able to collect receivables on a timely basis, and our business, financial condition and results of operations could be materially adversely affected.

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We expect that we will be required to incur during the next 12 months  an additional $50,000 for completion of the first release of our   software, $25,000 for further development of our website and $1,882,000 for sales & marketing to promote and  support  introduction of the software, $578,000 for operating expenses, which includes office expenses, legal and professional fees and miscellaneous  expenses ..

If we are not competitive in the markets for online sales, marketing and customer service solutions, or online consumer services, our business could be harmed.

The markets for online engagement technology and online consumer services are intensely competitive and characterized by aggressive marketing, evolving industry standards, rapid technology developments and frequent new product introductions. Established or new entities may enter the market in the near future, including those that provide solutions for real-time interaction online, or online consumer services related to real-time advice.

We will compete directly with companies focused on technology that facilitates real-time sales, email management, searchable knowledgebase applications and customer service interaction. These markets remain fairly saturated with small companies that compete on price and features. We face significant competition from online interaction solution providers, including SaaS providers such as Live Person, Live Guide for Netop, Vee Desk for Vee24, and Live Expert for Claire Vista.  We also face potential competition from Web analytics and online marketing service providers, such as Adobe and Google. We also face potential competition from larger enterprise software companies such as Oracle and SAP. In addition, established technology companies such as Google, Microsoft, Salesforce.com and Yahoo may leverage their existing relationships and capabilities to offer online engagement solutions that facilitate real-time assistance and live advice.

Furthermore, many of our competitors offer a broader range of customer relationship management products and services than we currently offer. We may be disadvantaged and our business may be harmed if companies doing business online choose real-time sales, marketing and customer service solutions from such providers.

Finally, we compete with clients and potential clients that choose to provide a real-time sales, marketing and customer service solution in-house as well as, to a lesser extent, traditional offline customer service solutions, such as telephone call centers.

We believe that competition will increase as our current competitors increase the sophistication of their offerings and as new participants enter the market. As compared to our company, some of our larger current and potential competitors have:

•	greater brand recognition;

•	more diversified lines of products and services; and

•	significantly greater financial, marketing and research and development resources.

Additionally, some competitors may enter into strategic or commercial relationships with larger, more established and better-financed companies. These competitors may be able to:

•	undertake more extensive marketing campaigns;

•	adopt more aggressive pricing policies; and

•	make more attractive offers to businesses or individuals to induce them to use their products or services.

Any change in the general market acceptance of the real-time sales, marketing and customer service solution business model or in online, real-time consumer advice services may harm our competitive position. Such changes may allow our competitors additional time to improve their service or product offerings, and would also provide time for new competitors to develop real-time sales, marketing, customer service and Web analytics applications or competitive consumer service offerings and solicit prospective clients within our target markets. Increased competition could result in pricing pressures, reduced operating margins and loss of market share.  (See “Our Business - Competition”)

The success of our business is dependent on securing and retaining clients and their purchase of services, as well as attracting new customers and consumer users to our consumer services.

We have not executed any agreements for our services with potential clients.  Our business services agreements will generally have month to month terms.  If a significant number of our clients, or any one client to whom we intend to provide a significant amount of services, were to terminate services, or reduce the amount of services purchased or fail to purchase additional services or delay payment of our fees, our results of operations may be negatively and materially affected. Dissatisfaction with the nature or quality of our services could also lead clients to terminate our service. We only depend on monthly fees and interaction-based fees from our services for substantially all of our revenue. If our client retention rate declines, our revenue could decline unless we are able to obtain additional clients or alternate revenue sources. Because of the historically small amount of services sold in initial orders, we will depend on the growth of our customer base and sales to new clients and sales of additional services to any existing clients.

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New and developing regulatory or other legal requirements could materially impact our business.

We, and our customers, are subject to a number of foreign and domestic laws and regulations that apply to the conduct of business on the Internet such as, but not limited to, laws and regulations relating to user privacy, data privacy, content, advertising, information security and intellectual property rights. We post on our web site our privacy policies and practices concerning the use and disclosure of user data, and we observe data security protocols and other business practices to comply with applicable laws. Interpretation of user privacy and data protection laws and their application to the Internet in the U.S. and foreign jurisdictions is ongoing. There is a risk that these laws may be interpreted and applied differently in any given jurisdiction in a manner that is not consistent with our current practices, which could cause us to incur substantial costs and otherwise negatively impact our business.

Various domestic and foreign jurisdictions impose laws regarding the collection of data. Some U.S. states have enacted legislation designed to protect consumers’ privacy by prohibiting the distribution of “spyware” over the Internet. Such legislation typically focuses on restricting the proliferation of software that, when installed on an end user’s computer is used to intentionally and deceptively take control of the end user’s machine. We do not believe that the data monitoring methods employed by our technology constitute “spyware” or that our data monitoring methods are prohibited by applicable laws. If the scope of this type of legislation were changed to include Web analytics, such legislation could be deemed to apply to the technology we use and could potentially restrict our ability to conduct our business.

Domestic and foreign governments are also considering restricting the collection and use of Internet visitor data generally. Some jurisdictions are considering whether the collection of even anonymous data may invade the privacy of Web site visitors. If laws that limit data collection practices are enacted, we and/or our customers may be required to obtain the express consent of web visitors in order for our technology to perform certain of its basic functions that are based on collection of data. Requirements that a website must first obtain consent from its Web visitors before using our technology could reduce the amount and value of the services we provide to customers, which might impede sales and/or cause some existing customers to discontinue using our services. We could also need to expend considerable effort and resources to develop new product features and/or procedures to comply with any such legal requirements.

Businesses using our products may collect personal information from their web users when those web users contact them with inquiries. Federal, state and foreign government bodies and agencies, however, have adopted and are considering adopting laws and regulations regarding the collection, use and disclosure of personal information obtained from consumers. When required, we use a variety of data security procedures and practices such as encryption and masking algorithms to comply with applicable regulations, and encourage our customers to do the same. Changes to applicable laws and or interpretation thereof could significantly increase the economic burden to us of such compliance, and could negatively impact our business. European Union members have imposed restrictions on the collection and use of data that are far more stringent, and impose more substantial burdens on subject businesses than current privacy standards in the United States. All of these domestic and international legislative and regulatory initiatives have the potential to adversely affect our clients’ ability to use our products.

Proposed regulations regarding monitoring of online behavioral data such as the proposed “Do Not Track” regulations could potentially apply to some of our current or planned products and services. While there are currently many proposals by lawmakers and industry in this area, and several of those proposals, if adopted, would not be expected to materially impact our business, this is an evolving and unsettled area of regulation and any new significant restrictions or technological requirements imposed could have a negative impact on our business.

The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for third-party content delivered through our website and products. In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested and could change. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. While providers of online services currently are generally not held liable for activities of their third party users, changes in applicable laws imposing liability on providers of online services for activities of their users and other third parties could harm our business.

The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. Today, our policies limit use of our consumer-facing site to adults over 18 years of age.

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In January 2004, the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, became effective. The CAN-SPAM Act regulates the transmission and content of commercial emails and, among other things, obligates the sender of such emails to provide recipients with the ability to opt-out of receiving future emails from the sender, and establishes penalties for the transmission of email messages which are intended to deceive the recipient as to source or content. Many state legislatures also have adopted laws that impact the delivery of commercial email, and laws that regulate commercial email practices have been enacted in some of the international jurisdictions in which we do business. In addition, Internet service providers and licensors of software products have introduced a variety of systems and products to filter out certain types of commercial email, without any common protocol to determine whether the recipient desired to receive the email being blocked. As a result, it is difficult for us to determine in advance whether or not emails generated by our clients using our solutions will be permitted by spam filters to reach the intended recipients.

We may be unable to respond to the rapid technological change and changing client preferences in the online sales, marketing, customer service, and/or online consumer services industries and this may harm our business.

If we are unable, for technological, legal, financial or other reasons, to adapt in a timely manner to changing market conditions in the online sales, marketing, customer service and/or e-commerce industry or our clients’ or Internet users’ requirements or preferences, our business, results of operations and financial condition would be materially and adversely affected. Business on the Internet is characterized by rapid technological change. In addition, the market for online sales, marketing, customer service and expert advice solutions is relatively new.

Sudden changes in client and Internet user requirements and preferences, frequent new product and service introductions embodying new technologies, such as broadband communications, and the emergence of new industry standards and practices such as but not limited to security standards could render Chat&’s services and our proprietary technology and systems obsolete. The rapid evolution of these products and services will require that we continually improve the performance, features and reliability of our services. Our success will depend, in part, on our ability to:

•	enhance the features and performance of our services;

•	develop and offer new services that are valuable to companies doing business online as well as Internet users; and

•	respond to technological advances and emerging industry standards and practices in a cost-effective and timely manner.

If any of our services do not meet our clients’ or Internet users’ expectations, our business may be harmed. Updating our technology may require significant additional capital expenditures and could materially and adversely affect our business, results of operations and financial condition.

If new services require us to grow rapidly, this could place a significant strain on our managerial, operational, technical and financial resources. In order to manage our growth, we could be required to implement new or upgraded operating and financial systems, procedures and controls. Our failure to expand our operations in an efficient manner could cause our expenses to grow, our revenue to decline or grow more slowly than expected and could otherwise have a material adverse effect on our business, results of operations and financial condition.

Our business is significantly dependent on our ability to retain our current key personnel, to attract new personnel, and to manage staff attrition.

Our future success depends to a significant extent on the continued services of our senior management team. The loss of the services of any member of our senior management team could have a material and adverse effect on our business, results of operations and financial condition. We cannot assure you that we would be able to successfully recruit and integrate newly-hired senior managers who would work together successfully with our existing management team.

We may be unable to attract, integrate or retain other highly qualified employees in the future. If our retention efforts are ineffective, our ability to provide services to our clients would be materially and adversely affected. Furthermore, the requirement to expense stock options may discourage us from granting the size or type of stock option awards that job candidates may require to join our company.

Any staff attrition we experience, whether initiated by the departing employees or by us, could place a significant strain on our managerial, operational, financial and other resources. To the extent that we do not initiate or seek any staff attrition that occurs, there can be no assurance that we will be able to identify and hire adequate replacement staff promptly, if at all, and even that if such staff is replaced, we will be successful in integrating these employees. In addition, we may not be able to outsource certain functions.

We expect to evaluate our needs and the performance of our staff on a periodic basis, and may choose to make adjustments in the future. If the size of our staff is significantly reduced, either by our choice or otherwise, it may become more difficult for us to manage existing, or establish new, relationships with clients and other counter-parties, or to expand and improve our service offerings. It may also become more difficult for us to implement changes to our business plan or to respond promptly to opportunities in the marketplace. Further, it may become more difficult for us to devote personnel resources necessary to maintain or improve existing systems, including our financial and managerial controls, billing systems, reporting systems and procedures. Thus, any significant amount of staff attrition could cause our business and financial results to suffer.

9

We will be dependent on technology systems and third-party content that are beyond our control.

The success of our services will depend in part on our clients’ online services as well as the Internet connections of visitors to websites, both of which are outside of our control. As a result, it may be difficult to identify the source of problems if they occur. Our services rely both on the Internet and on our connectivity vendors for data transmission. Therefore, even when connectivity problems are not caused by our services, our clients or Internet users may attribute the problem to us. This could diminish our brand and harm our business, divert the attention of our technical personnel from our product development efforts or cause significant client relations problems.

In addition, we will rely in part on third-party service providers and other third parties for Internet connectivity and network infrastructure hosting, security and maintenance. These providers may experience problems that result in slower than normal response times and/or interruptions in service. If we are unable to continue utilizing the third-party services that support our Web hosting and infrastructure or if our services experience interruptions or delays due to third party providers, our reputation and business could be harmed.

We also depend on third parties for hardware and software and our consumer services depend on third parties for content. Such products and content could contain defects or inaccurate information. Problems arising from our use of such hardware or software or third party content could require us to incur significant costs or divert the attention of our technical or other personnel from our product development efforts or to manage issues related to content. To the extent any such problems require us to replace such hardware or software we may not be able to do so on acceptable terms, if at all.

Privacy concerns relating to the Internet are increasing, which could result in new legislation, negative public perception and/or user behavior that negatively affect our business.

We collect data from live online Internet user dialogues and enable our clients to capture and save information about their Internet user interactions. To the extent that additional legislation regarding Internet user privacy is enacted, such as legislation governing the collection and use of information regarding Internet users through the use of cookies, the effectiveness of the Chat& services could be impaired by restricting us from collecting information which may be valuable to our clients. The foregoing could have a material adverse effect our business, results of operations and financial condition.

In addition, privacy concerns may cause Internet users to avoid online sites that collect such behavioral information and even the perception of security and privacy concerns, whether or not valid, may indirectly inhibit market acceptance of our services. In addition, we or our clients may be harmed by any laws or regulations that restrict the ability to collect, transmit or use this data. The European Union and many countries within the European Union have adopted privacy directives or laws that strictly regulate the collection and use of personally identifiable information of Internet users.

The United States has also adopted legislation which governs the collection and use of certain personal information, such as the Children’s Online Privacy Protection Act which directs the U.S. Federal Trade Commission to regulate the collection of data from children on commercial websites. The U.S. Federal Trade Commission has also taken action against website operators who do not comply with their stated privacy policies. Furthermore, other foreign jurisdictions have adopted legislation governing the collection and use of personal information. These and other governmental efforts may limit our clients’ ability to collect and use information about their interactions with their Internet users through our services. As a result, such laws and efforts could create uncertainty in the marketplace that could reduce demand for our services or increase the cost of doing business as a result of litigation costs or increased service delivery costs, or could in some other manner have a material adverse effect on our business, results of operations and financial condition.

We may be liable if third parties misappropriate personal information belonging to our clients’ Internet users.

The dialogue transcripts of the chats and email interactions between our clients and Internet users may include personal information, such as contact and demographic information. If third parties were able to penetrate our network security or otherwise misappropriate personal information relating to our clients’ Internet users or the text of customer service inquiries, we could be subject to liability. We could be subject to negligence claims or claims for misuse of personal information. These claims could result in litigation, which could have a material adverse effect on our business, results of operations and financial condition. We may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by such breaches. The need to physically secure and securely transmit confidential information online has been a significant barrier to e-commerce and online communications. Any well-publicized compromise of security could deter people from using online services such as the ones we offer or from using them to conduct transactions, which involve transmitting confidential information. Because our success depends on the general acceptance of our services and electronic commerce, we may incur significant costs to protect against the threat of security breaches or to alleviate problems caused by these breaches.

10

We may be subject to legal liability and/or negative publicity for the services provided to consumers via our technology platforms.

We expect our technology platforms to enable representatives of our clients as well as individual service providers to communicate with consumers and other persons seeking information or advice on the Internet. The law relating to the liability of online platform providers such as us for the activities of users of their online platforms is often challenged in the U.S. and internationally. We may be unable to prevent users of our technology platforms from providing negligent, unlawful or inappropriate advice, information or content via our technology platforms, or from behaving in an unlawful manner, and we may be subject to allegations of civil or criminal liability for negligent, fraudulent, unlawful or inappropriate activities carried out by users of our technology platforms.

Claims could be made against online services companies under both U.S. and foreign law such as fraud, defamation, libel, invasion of privacy, negligence, copyright or trademark infringement, or other theories based on the nature and content of the materials disseminated by users of our technology platforms. In addition, domestic and foreign legislation has been proposed that could prohibit or impose liability for the transmission over the Internet of certain types of information. Our defense of any of these actions could be costly and involve significant time and attention of our management and other resources.

The Digital Millennium Copyright Act, or DMCA, is intended, among other things, to reduce the liability of online service providers for listing or linking to third party Web properties that include materials that infringe copyrights or rights of others. Additionally, portions of The Communications Decency Act, or CDA, are intended to provide statutory protections to online service providers who distribute third party content. A safe harbor for copyright infringement is also available under the DMCA to certain online service providers that provide specific services, if the providers take certain affirmative steps as set forth in the DMCA. Important questions regarding the safe harbor under the DMCA and the CDA have yet to be litigated, and we cannot guarantee that we will meet the safe harbor requirements of the DMCA or of the CDA. If we are not covered by a safe harbor, for any reason, we could be exposed to claims, which could be costly and time-consuming to defend.

Our consumer service will allow consumers to provide feedback regarding service providers. Although all such feedback is generated by users and not by us, claims of defamation or other injury could be made against us for content posted on our websites. Our liability for such claims may be higher in jurisdictions outside the U.S. where laws governing Internet transactions are unsettled.

If we become liable for information provided by our users and carried via our service in any jurisdiction in which we operate, we could be directly harmed and we may be forced to implement new measures to reduce our exposure to this liability. In addition, the increased attention focused upon liability issues as a result of these lawsuits and legislative proposals could harm our reputation or otherwise impact the growth of our business. Any costs incurred as a result of this potential liability could harm our business.

In addition, negative publicity and user sentiment generated as a result of fraudulent or deceptive conduct by users of our technology platforms could damage our reputation, reduce our ability to attract new users or retain our current users, and diminish the value of our brand.

In the future, we may be required to spend substantial resources to take additional protective measures or discontinue certain service offerings, either of which could harm our business. Any costs incurred as a result of potential liability relating to the sale of unlawful services or the unlawful sale of services could harm our business.

In addition to privacy legislation, any new legislation or regulation regarding the Internet, software sales or export and/or the Software-as-a-Service industry, and/or the application of existing laws and regulations to the Internet, software sales or export, and/or the Software-as-a-Service industry could create new legal or regulatory burdens on our business that could have a material adverse effect on our business, results of operations and financial condition. Additionally, as we operate outside the U.S., the international regulatory environment relating to the Internet, software sales or export, and/or the Software-as-a-Service industry could have a material adverse effect on our business, results of operations and financial condition.

If our security measures are breached, or if our services are subject to attacks that degrade or deny the ability of users to access our products and services, our products and services may be perceived as not being secure, users and customers may curtail or stop using our products and services, and we may incur significant legal and financial exposure.

Our products and services involve the storage and transmission of users’ and customers’ proprietary information, and security breaches could expose us to a risk of loss of this information, litigation, and potential liability. Our security measures may be breached due to the actions of outside parties, employee error, malfeasance, or otherwise, and, as a result, an unauthorized party may obtain access to our data or our users’ or customers’ data. Additionally, outside parties may attempt to fraudulently induce employees, users, or customers to disclose sensitive information in order to gain access to our data or our users’ or customers’ data. Any such breach or unauthorized access could result in significant legal and financial exposure, damage to our reputation, and a loss of confidence in the security of our products and services that could potentially have an adverse effect on our business. Because the techniques used to obtain unauthorized access, disable or degrade service, or sabotage systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed and we could lose users and customers.

11

Our products and services may infringe upon intellectual property rights of third parties and any infringement could require us to incur substantial costs and may distract our management.

We are subject to the risk of claims alleging infringement of third-party proprietary rights. Substantial litigation regarding intellectual property rights exists in the software industry. In the ordinary course of our business, our services may be increasingly subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of services in different industry segments overlaps. Some of our competitors in the market for real-time sales, marketing and customer service solutions or other third parties may have filed or may intend to file patent applications covering aspects of their technology. Any claims alleging infringement of third-party intellectual property rights could require us to spend significant amounts in litigation (even if the claim is invalid), distract management from other tasks of operating our business, pay substantial damage awards, prevent us from selling our products, delay delivery of  the Chat& services, develop non-infringing software, technology, business processes, systems or other intellectual property (none of which might be successful), or limit our ability to use the intellectual property that is the subject of any of these claims, unless we enter into license agreements with the third parties (which may be costly, unavailable on commercially reasonable terms, or not available at all). Therefore, such claims could have a material adverse effect on our business, results of operations and financial condition.

Our business and prospects would suffer if we are unable to protect and enforce our intellectual property rights.

Our success and ability to compete depend, in part, upon the protection of our intellectual property rights relating to the technology underlying the Chat& services. It is possible that:

•	any issued patent or patents issued in the future may not be broad enough to protect our intellectual property rights;

•	any issued patent or any patents issued in the future could be successfully challenged by one or more third parties, which could result in our loss of the right to prevent others from exploiting the inventions claimed in the patents;

•	current and future competitors may independently develop similar technologies, duplicate our services or design around any patents we may have; and

•	effective patent protection may not be available in every country in which we do business, where our services are sold or used, where the laws may not protect proprietary rights as fully as do the laws of the U.S. or where enforcement of laws protecting proprietary rights is not common or effective.

Further, to the extent that the invention described in any U.S. patent was made public prior to the filing of the patent application, we may not be able to obtain patent protection in certain foreign countries. We also rely upon copyright, trade secret, trademark and other common law in the U.S. and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our proprietary technology, processes and other intellectual property. Any steps we might take may not be adequate to protect against infringement and misappropriation of our intellectual property by third parties. Similarly, third parties may be able to independently develop similar or superior technology, processes or other intellectual property.

Policing unauthorized use of our services and intellectual property rights is difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology or intellectual property rights, particularly in foreign countries where we do business, where our services are sold or used, where the laws may not protect proprietary rights as fully as do the laws of the United States or where enforcement of laws protecting proprietary rights is not common or effective. The unauthorized reproduction or other misappropriation of our intellectual property rights could enable third parties to benefit from our technology without paying us for it. If this occurs, our business, results of operations and financial condition could be materially and adversely affected. In addition, disputes concerning the ownership or rights to use intellectual property could be costly and time-consuming to litigate, may distract management from operating our business and may result in our loss of significant rights.

Technological or other defects could disrupt or negatively impact our services, which could harm our business and reputation.

We face risks related to the technological capabilities of our services. We expect the number of interactions between our clients’ operators and Internet users over our system to increase significantly as we begin to expand our client base. Our network hardware and software may not be able to accommodate this additional volume. Additionally, we will be required to continually upgrade our software to improve the features and functionality of our services in order to be competitive in our markets. If future versions of our software contain undetected errors, our business could be harmed. If third-party content is flawed, our business could be harmed. If we experience system failures or degraded response times, our reputation and brand could be harmed. We may also experience technical problems in the process of installing and initiating the Chat& services on new Web hosting services. These problems, if not remedied, could harm our business.

Our services also depend on complex software which may contain defects, particularly when we introduce new versions onto our servers. We may not discover software defects that affect our new or current services or enhancements until after they are deployed. It is possible that, despite testing by us, defects may occur in the software. These defects could result in:

•	damage to our reputation;

•	lost sales;

•	delays in or loss of market acceptance of our products; and

•	unexpected expenses and diversion of resources to remedy errors.

12

Our services are subject to payment-related risks.

For certain payment methods, including credit and debit cards, we will be required to pay interchange and other fees, which may increase over time and raise our operating costs and lower our profit margins. We will rely on third parties to provide payment processing services, including the processing of credit cards, debit cards and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We will also be subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers or facilitate other types of online payments, and our business and operating results could be adversely affected.

Through our consumer-facing platform, we intend to facilitate online transactions between individual service providers who provide online advice and information to consumers. In connection with these services, we expect to accept payments using a variety of methods, such as credit card, debit card and PayPal. These payments are subject to “chargebacks” when consumers dispute payments they have made to us. Chargebacks can occur whether or not services were properly provided. Susceptibility to chargebacks puts a portion of our revenue at risk. We intend to take measures to manage our risk relative to chargebacks and to recoup properly charged fees, however, if we are unable to successfully manage this risk our business and operating results could be adversely affected. As we intend to offer new payment options to our users, we may be subject to additional regulations, compliance requirements, and fraud.

Our services are subject to a number of other laws and regulations.

We are also subject to a number of other laws and regulations relating to money laundering, international money transfers, privacy and information security and electronic fund transfers. If we were found to be in violation of applicable laws or regulations, we could be subject to civil and criminal penalties or forced to cease our payments services business.

Failure to license necessary third party software for use in our products and services, or failure to successfully integrate third party software, could cause delays or reductions in our sales, or errors or failures of our service.

We will be required to license third party software and other intellectual property that we plan to incorporate into our products and services. In the future, we might need to license other software to enhance our products and meet evolving customer requirements. These licenses may not continue to be available on commercially reasonable terms or at all. Some of this technology could be difficult to replace once integrated. The loss of, or inability to obtain, these licenses could result in delays or reductions of our applications until we identify, license and integrate or develop equivalent software, and new licenses could require us to pay higher royalties. If we are unable to successfully license and integrate third party technology, we could experience a reduction in functionality and/or errors or failures of our products, which may reduce demand for our products and services.

Third-party licenses may expose us to increased risks, including risks associated with the integration of new technology, the impact of new technology integration on our existing technology, the diversion of resources from the development of our own proprietary technology, and our inability to generate revenue from new technology sufficient to offset associated acquisition and maintenance costs.

Factors which are partially or entirely outside of our control may in part affect our reputation and our ability to engage and retain clients.

Our services typically will appear under the Chat& brand or as a Chat&-branded icon on our clients’ websites. The customer service operators who respond to the inquiries of our clients’ Internet users are employees or agents of our clients; they will not be our employees. The experts who respond to the inquiries of Internet users may be independent consultants or agents of our clients; they will not be our employees. As a result, we will not be able to control the actions of these operators or experts. In addition, an Internet user may not know that the operator or expert is not a Chat& employee. If an Internet user were to have a negative experience in a Chat&-powered real-time dialogue, it is possible that this experience could be attributed to us, which could diminish our brand and harm our business. Finally, we believe the success of our business services might be aided by the prominent placement of the chat& icon on a client’s website, over which we also have no control.

13

Capital needs of a minimum of $3,000,000 are necessary to execute our business strategy could increase substantially and we may not be able to secure additional financing to execute this strategy.

To the extent that we require additional funds to support our operations or the expansion of our business after completion of this offering, or to pay for acquisitions, we may need to sell additional equity, issue debt or convertible securities or obtain credit facilities through financial institutions. If additional funds are raised through the issuance of debt or preferred equity securities, these securities could have rights, preferences and privileges senior to holders of common stock, and could have terms that impose restrictions on our operations. If additional funds are raised through the issuance of additional equity or convertible securities, our stockholders could suffer dilution. We cannot assure you that additional funding, if required, will be available to us in amounts or on terms acceptable to us. If sufficient funds are not available or are not available on acceptable terms, our ability to fund any potential expansion, take advantage of acquisition opportunities, develop or enhance our services or products, or otherwise respond to competitive pressures would be significantly limited. Those limitations would materially and adversely affect our business, results of operations and financial condition.

Our projections indicate we have sufficient cash to cover pre-operating expenses until the second quarter of 2012.  During this period, and until proceeds are received from the Offering, the Company expects to continue development of a working model of our software and to commence sales at a modest level.

Using the minimum funding from the Offering of $3,000,000, the Company expects to immediately ramp up sales and marketing efforts through staffing and advertising, add additional support staff and expand technology development.

The Company's projections indicate that the minimum funding from the Company Offering should provide more than adequate cash for the next twelve months of operations, with cash requirements, net of sales projections being approximately $3,000,000.  However, in the event the Company's revenue projections are too optimistic or the expense projections are too conservative, the minimum Offering proceeds could prove inadequate and require the Company to seek additional funding.

Risks Related to Our Industry

We are dependent on the continued growth and acceptance of the Internet as a medium for commerce, and the related expansion of the Internet infrastructure to enable our business to expand.

We cannot be sure that a sufficiently broad base of consumers will continue to use the Internet as a medium for commerce. Accordingly, convincing our clients to offer real-time sales, marketing and customer service technology may be difficult. The continuation of the Internet as a viable commercial marketplace is subject to a number of factors, including:

•	continued growth in the number of users;

•	concerns about transaction security or security problems such as “viruses” and “worms” or hackers;

•	Concerns about the security of confidential information online;

•	continued development of the necessary technological infrastructure;

•	development of enabling technologies;

•	uncertain and increasing government regulation; and

•	the development of complementary services and products.

To the extent that the Internet continues to experience growth in the number of users and frequency of use by consumers resulting in increased bandwidth demands, we cannot assure you that the infrastructure for the Internet will be able to support the demands placed upon it. The Internet has experienced outages and delays as a result of damage to portions of its infrastructure. Outages or delays could adversely affect online sites, email and the level of traffic on the Internet. We also depend on Internet service providers that provide our clients and Internet users with access to the Chat& services. In the past, users have experienced difficulties due to system failures unrelated to our service. In addition, the Internet could lose its viability due to delays in the adoption of new standards and protocols required to handle increased levels of Internet activity. Insufficient availability of telecommunications services to support the Internet also could result in slower response times and negatively impact use of the Internet generally, and our clients’ sites (including the Chat& dialogue windows) in particular. If the use of the Internet fails to grow or grows more slowly than expected, if the infrastructure for the Internet does not effectively support growth that may occur or if the Internet does not become a viable commercial marketplace, we may not maintain profitability and our business, results of operations and financial condition will suffer.

Future regulation of the Internet may slow our growth, resulting in decreased demand for our services and increased costs of doing business.

State, federal and foreign regulators could adopt laws and regulations that impose additional burdens on companies that conduct business online. These laws and regulations could discourage communication by e-mail or other web-based communications, particularly targeted e-mail of the type facilitated by our services, which could reduce demand for our services.

The growth and development of the market for online services may prompt calls for more stringent consumer protection laws or laws that may inhibit the use of Internet-based communications or the information contained in these communications. The adoption of any additional laws or regulations may decrease the expansion of the Internet. A decline in the growth of the Internet, particularly as it relates to online communication, could decrease demand for our services and increase our costs of doing business, or otherwise harm our business. Any new legislation or regulations, application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or application of existing laws and regulations to the Internet and other online services could increase our costs and harm our growth.

14

There has been no prior public market for the Company’s shares which may make it difficult for investors to sell their stock.

An investor must be fully aware of the long-term nature of an investment in the Company. If for any reason the common stock is not listed on the OTC Bulletin Board or other exchange, or a significant public trading market does not otherwise develop, investors holding shares of the Company’s stock may have difficulty selling their common stock should they desire to do so.

We may not be able to effectively control and manage our growth, which would negatively impact our operations.

If our business and markets grow and develop it will be necessary for us to finance and manage expansion in an orderly fashion. We may face challenges in managing expanding product and service offerings. Such eventualities will increase demands on our existing management, workforce and facilities. Failure to satisfy increased demands could interrupt or adversely affect our operations and cause administrative inefficiencies.

We may be unable to successfully execute any business opportunities that we may determine to pursue.

We currently have a limited corporate infrastructure. In order to pursue business opportunities, we will need to continue to build our infrastructure and operational capabilities. Our ability to do any of these successfully could be affected by any one or more of the following factors:

•	our ability to raise substantial additional capital to fund the implementation of our business plan;

•	our ability to execute our business strategy;

•	the ability of our services to achieve market acceptance;

•	our ability to manage the expansion of our operations;

•	our ability to attract and retain qualified personnel;

•	our ability to manage our third party relationships effectively; and

•	our ability to accurately predict and respond to the regulatory and structural changes in our industry and the evolving demands of the markets we serve.

Our failure to adequately address any one or more of the above factors could have a significant impact on our ability to implement our business plan and our ability to pursue other opportunities that arise.

15

We rely on highly skilled personnel and, if we are unable to retain or motivate key personnel or hire qualified personnel, we may not be able to grow effectively.

The success of the Company depends in large part upon the abilities and continued service of its executive officers, particularly Mr. Michael Lebor, Secretary and Chief Executive Officer, and Mr. David Rosenberg, President. There can be no assurance that the Company will be able to retain the services of such officers and employees. The failure of the Company to retain the services of Messrs. Michael Lebor, and/or David Rosenberg, and other key personnel could have a material adverse effect on the Company. The Company at the present time has employment agreements with the above referenced individuals, along with non-compete agreements; however, the Company has not procured key person life insurance policies on these individuals.

Risks Related to Ownership of our Common Stock and Warrants

Being a public company may strain the Company's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

The Company expects to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on the Company's personnel, systems and resources.

The Securities Exchange Act requires, among other things, that the Company maintain effective disclosure controls and procedures and internal control over financial reporting, and report thereon in our periodic filings. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the Company's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for the Company to obtain director and officer liability insurance. If the Company is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

There is a significant risk that our stock price may fluctuate dramatically which could negatively impact a shareholder’s investment in our common stock.

There is currently no market for our common stock. If a market for our common stock develops, there is a significant risk that our stock price may fluctuate dramatically in the future in response to any of the following factors, some of which are beyond our control including:

•	variations in our quarterly operating results;

•	announcements that our revenue or income are below or that costs or losses are greater than analysts’ expectations;

•	general economic slowdowns;

•	sales of large blocks of our common stock;

•	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in stock market prices and volumes; concern by potential investors that the sale of large number of shares of common stock may have a downward effect upon the market price of the stock ;

•	any financing transactions we may propose or complete.

The Company does not intend to pay dividends to its common stockholders, so investors will not receive any return on investment in the Company prior to selling their interest in it.

The Company does not anticipate paying dividends to its common stock shareholders, but anticipates that it will retain future earnings for funding the Company’s growth and development. Therefore, investors in the Company’s securities should not expect to receive dividends in the foreseeable future. As a result, investors will not receive any return on their investment prior to selling their shares in the Company. Furthermore, even if a significant market for the Company’s securities does develop, there is no guarantee that the market price for the shares would be equal to or more than the initial per share investment price paid by any investor. There is a possibility that the shares could lose all or a significant portion of their value from the initial price paid by an investor.

16

The potential sale of a significant number of shares could encourage short sales by third parties and could depress our common stock and could have a dilutive effect.

If a public market develops for our stock, there may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares, which could allow short sellers of our stock an opportunity to take advantage of any decrease in the value of our stock. The presence of short sellers in our common stock may further depress the price of our common stock. If stockholders sell a significant number of shares of our common stock, the market price of our common stock may decline.

Sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by current stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended. When permitted by Rule 144, sales under Rule 144 may be limited by the availability of current public information about us and, for selling shareholders who are affiliates, by limits on the number of shares which may be sold over certain periods of time, as well as by certain manner of sale provisions and notice requirements.  If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

If a public market develops for our stock, shares may be unable to be sold at or near the quoted bid prices if a significant number of shares need to be sold.

The shares of our common stock are not currently quoted on the OTC Bulletin Board or any other securities market, accordingly, there has been no trading in our shares.  We cannot give any assurance that a broader or more active public trading market for our common shares will develop or be sustained.

We do not expect a separate public trading market to commence for the warrants being issued in the Company offering and investors will require an effective registration statement to sell the common stock.

Warrant holders may seek to exercise their warrants to obtain common stock that they could sell in the public market. However, an effective registration statement and current prospectus must exist for the warrant holders to exercise their warrants. In the event a current prospectus is not available when a warrant holder wishes to exercise, the warrant holder will be unable to exercise their warrants at such time that the warrant holder wishes or when it would be economically advisable for the warrant holder. Upon exercise, the underlying common stock can be sold pursuant to this Prospectus (which we intend to keep effective for the earlier of five years from the date hereof, or until all the warrants have been exercised).  There is no assurance that the Company will be able to keep such prospectus effective for a period of five years.  In the event that the Prospectus is not effective at a time that the shareholder wishes to sell common stock underlying the warrants, the shareholder may find it difficult to sell such common stock.

If we do not keep this Registration Statement effective for the term of the warrants, the stockholders will not be able to exercise the warrants.

While we intend to keep this Registration Statement effective for a period of five years, we may not be able to do so, nor will we necessarily be providing adequate public financial information to allow the holders to sell the Common Stock underlying the warrants.  Accordingly, investors will not be able to exercise their warrants and sell the underlying common stock at a time when it is beneficial to do so.

In order to keep the Prospectus effective, we will be required to, among other actions, file Post-Effective Amendments to the Registration Statement containing current financial and other information. Each such Registration Statement will have to be filed with, and declared effective by the Commission. We have no assurance that such Post-Effective Amendments will be declared effective.

The market price and trading volume of shares of our common stock may be volatile.

If a public market develops for our stock, the market price of our common stock could fluctuate significantly for many reasons, including for reasons unrelated to our specific performance, such as reports by industry analysts, investor perceptions, or negative announcements by customers, or competitors regarding their own performance, as well as general economic and industry conditions. In addition, when the market price of a company’s shares drops significantly, stockholders could institute securities class action lawsuits against the company. A lawsuit against us could cause us to incur substantial costs and could divert the time and attention of our management and other resources.

If we fail to maintain effective internal controls over financial reporting, the price of our common stock may be adversely affected.

When we become a public reporting company, we will be required to establish and maintain appropriate internal controls over financial reporting, and report thereon in our periodic filings. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. Any failure of these controls could also prevent us from maintaining accurate accounting records and discovering accounting errors and financial frauds.

Rules adopted by the SEC pursuant to Section 404(a) of the Sarbanes-Oxley Act of 2002 require annual management assessment of our internal controls over financial reporting. The standards that must be met for management to assess whether the internal controls over financial reporting are effective are complex, and require significant documentation, testing and possible remediation to meet the detailed standards. We may encounter problems or delays in completing activities necessary to make an assessment of our internal control over financial reporting. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, the Dodd Frank Act of 2010, and related SEC regulations, have significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

If a trading market develops for our common stock, our common stock may be a “low-priced” security, or a penny stock, under rules promulgated under the Exchange Act.   A stock is considered to be a "penny stock" if it meets one or more of the definitions in Rules 15g-2 through 15g-6 promulgated under Section 15(g) of the Exchange Act. These include but are not limited to the following: (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a "recognized" national exchange; (iii) it is not quoted on The NASDAQ Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company with net tangible assets less than $2.0 million, if in business more than a continuous three years, or with average revenues of less than $6.0 million for the past three years. The principal result or effect of being designated a "penny stock" is that securities broker-dealers cannot recommend the stock but must trade in it on an unsolicited basis.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the  Securities Exchange Act of 1934.  For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.  Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor.  This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives.  Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

As an issuer of “penny stock”, the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, if we are a penny stock, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

If securities or industry analysts do not publish research or reports or publish unfavorable research about our business, the price and trading volume of our common stock could decline.

The future trading market for our common stock will be influenced in part by any research and reports that securities or industry analysts publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of us the trading price for our common stock and other securities could be negatively affected. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our securities, the price of our securities would likely decline. If one or more of these analysts ceases to cover us or fails to publish regular reports on us, interest in the purchase of our securities could decrease, which could cause the price of our common stock and other securities and their trading volume to decline.

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Financial Industry Regulatory Authority (FINRA) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit investors’ and shareholders’ ability to buy and sell our stock and have an adverse effect on the market for our shares.

Certain conditions in the Senior Secured Notes may make it more difficult for us to issue additional securities.

We are bound by certain terms in our Senior Secured Notes which restrict our ability to issue senior securities.  In addition to the price protection provisions contained therein, we can not issue any securities or incur any debt without the prior written consent of the Senior Secured Note Holders (See “Description of Securities”). We can provide no assurances that we will be able to secure waivers from the holders of our Senior Secured Notes.

Shares eligible for future sale may adversely affect the market for our common stock.

In addition to our Common Stock and Senior Secured Notes, we presently have warrants to purchase 8,500,000 shares of our common stock outstanding.  If and when these securities are converted and/or exercised into shares of our common stock, the number of our shares of common stock outstanding will increase. Such increase in our outstanding shares, and any sales of such shares, could have a material adverse effect on the market for our common stock and the market price of our common stock.

In addition, certain of our existing shareholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended, subject to certain limitations. In general, pursuant to Rule 144, after satisfying a six month (or one year) holding period: (i) affiliated shareholders (or shareholders whose shares are aggregated) may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale and (ii) non-affiliated shareholders may sell without such limitations, provided we are current in our public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Any substantial sale of our common stock pursuant to Rule 144 or pursuant to any resale prospectus may have a material adverse effect on the market price of our securities.

We do not expect a public trading market to commence for the Warrants being issued in the Company Offering.

We do not expect a public trading market to commence for the Warrants being issued in the Company Offering. Accordingly, the stockholders will be required to exercise the Warrants. Upon exercise, the underlying Common Stock can be sold pursuant to this Registration Statement (which we intend to keep effective for five years from the date hereof. There is no assurance that the Company will keep such Registration Statement effective for a period of five years.

Because our executive officers, directors and their affiliates own approximately 90% of our voting stock, other shareholders’ voting power may be limited.

As of December 31, 2011, our executive officers and directors, and affiliates beneficially own or control approximately 90% of our outstanding common stock.    If those shareholders act together, they will have the ability to control matters submitted to our shareholders for approval, including the election and removal of directors and the approval of any merger, consolidation or sale of all or substantially all of our assets. As a result, our other shareholders may have little or no influence over matters submitted for shareholder approval. In addition, the ownership of such shareholders could preclude any unsolicited acquisition of us, and consequently, materially adversely affect the price of our common stock. These shareholders may make decisions that are adverse to your interests.

If we fail to meet certain performance goals, our controlling shareholders will have the opportunity to surrender their stock in the Company, and in exchange receive a 60% interest in our technology.

The Company has assigned all of its  intellectual property rights to its wholly owned subsidiary, chatAND Tech, LLC, a Nevada limited liability company. chatAND Tech LLC’s sole activity and assets are the ownership of our intellectual property.  The Securities Purchase Agreement with the Senior Secured Note Holders provides that in the event the holders of the Senior Secured Notes declare  a default for the reasons below, Messrs. Lebor and Rosenberg shall have the right to acquire up to 60% of the interest in chatAND Tech, LLC in exchange for cancellation by the Company of the shares issued to Messrs. Lebor and Rosenberg:

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•	The Company’s product is not functional by June 30, 2012;

•	The Company has not sold at least 150 licenses by June 30, 2012;

•	The Registration Statement is not declared effective by May 15, 2012, or as extended by a majority of the Senior Secured Note Holders; or

•	The issuance of any securities or incurrence of any debt without the prior written consent of the Senior Secured Note Holders.

Accordingly, in the event that the Company does not meet any of these performance goals, it is possible that Messrs. Lebor and Rosenberg may disassociate themselves from the Company, but will retain a 60% interest in the technology of the Company. At such time, the Company may no longer have control of the technology. Additionally, the Company is dependent on Messrs. Lebor and Rosenberg for the further development of the technology. In such event, it is unclear that the Company will be able to continue its operations, or will be able to execute its business plan

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the SEC.  You should rely only on the information provided in this prospectus and incorporated by reference in this prospectus.  We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock and Units offered by this prospectus.  This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful.  The Company and the selling stockholders are offering to sell, and seeking offers to buy only in jurisdictions where offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.  The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock.  The rules of the SEC may require us to update this prospectus in the future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations including plans and objectives relating to our marketing efforts and future economic performance. Any statement in this Prospectus and in the documents incorporated by reference into this Prospectus that is not a statement of an historical fact constitutes a “forward-looking statement.” Further, when we use the words “may,” “expect,” “anticipate,” “plan,” “believe,” “seek,” “estimate,” “intend,” and similar words, we intend to identify statements and expressions that may be forward-looking statements. We believe it is important to communicate certain of our expectations to our investors. The forward-looking statements and associated risks set forth in this Prospectus include or relate to, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, (e) our anticipated needs for working capital, and (f) the outcome of any litigation against us. We believe the risks outlined under “RISK FACTORS” and matters described in this Prospectus generally addresses all material risks known to management. Forward-looking statements included in this Prospectus or our other filings with the SEC include, but are not necessarily limited to, those relating to:

•	our possible inability to raise or generate additional funds that will be necessary to continue and expand our operations;

•	our potential lack of revenue growth;

•	our potential inability to add products and services that will be necessary to generate increased sales;

•	our potential lack of cash flows;

•	our potential loss of key personnel;

•	the availability of qualified personnel;

•	international, national, regional and local economic political changes;

•	general economic and market conditions;

•	increases in operating expenses associated with the growth of our operations;

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•	the possibility of regulatory changes;

•	the potential for increased competition;

•	technological obsolescence, and

•	other unanticipated factors.

The foregoing does not represent an exhaustive list of possibilities that would effect forward looking statements. Please see “Risk Factors” for additional risks which could adversely impact our business and financial performance and expectations and projections. Moreover, while we have addressed all known material risks, new risks may emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all risks on our business or the extent to which any risk, or combination of risks, may cause actual results to differ from those contained in any forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.   All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except to the extent required by applicable laws or rules, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

USE OF PROCEEDS

This prospectus relates to Units and shares of our common stock that may be offered and sold from time to time by the Company and the selling stockholders named herein.

We expect to receive gross proceeds of $3,000,000 if the minimum number of Units are sold in the Company Offering, and $8,000,000 if the maximum number of Units are sold in the Company Offering. We also may retain placement agents, where permitted by law, to assist us in the offering and selling of the shares of our common stock. In the event we elect to utilize placement agents for sale of the shares of our common stock, we will amend this prospectus. We will not receive any proceeds from the selling stockholder offering.  We expect to utilize between $1.2 million (minimum) and $2.4 million (maximum) of the proceeds for technology development, and up to $400,000 for investor relations.  The balance of the proceeds we expect to use for general working capital.  We may utilize a portion of the proceeds for synergistic acquisitions and strategic mergers, although we have no current plans and have not entered into any discussions in that regard.  We will not receive any proceeds from the sale of shares by the selling stockholders other than the exercise price of any warrants that are exercised by the applicable selling stockholders who do not conduct cashless exercises.  If all of the warrants are exercised for cash, then we will receive gross proceeds of approximately $5,637,500.  No assurances can be given, however, that all or any portion of such warrants will ever be exercised.

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DILUTION

Shares sold in Company offering	20,000,000	7,500,000

Gross proceeds	$8,000,000	$3,000,000

Warrant liability (1)	(1,686,237)	(632,339)

Increase in tangible asset value	6,313,763	2,367,661

Tangible asset value before offering	(435,659)	(435,659)

Adjusted net tangible asset value	$5,878,104	$1,932,002

Shares outstanding after offering	37,750,001	25,250,001
Assumed offering price	$0.40	$0.40

Net tangible book value per share - December 31, 2011	$(0.02454)	$(0.02454)
Increase in net tangible book value per share attributable to the offering	$0.18026	$0.10106
Pro forma net tangible book value per share as of December 31, 2011 after giving effect to the Company offering	$0.15571	$0.07651
Dilution per share to new investors without giving effect to any warrant exercises or conversion of Senior Secured Notes	$0.15998	$0.23917

(1) The warrant liability calculation is based on using the unit selling price as the market value of the common stock to determine a valuation using Black-Scholes valuations for the warrant. This amount will be re-determined at the time the transaction closes.

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OUR BUSINESS

Introduction

chatAND, Inc. intends to provide online assistance, engagement and conversion solutions to e-commerce businesses by allowing real-time assistance to website visitors utilizing Video Conferencing, Screen Sharing and Collaborative Co-Browsing to increase sales conversion rates.  The proposed technology platform connects businesses and their sales associates and customer service representatives (CSR’s), with website visitors and online shoppers seeking assistance while browsing their respective websites.  The Chat& software is a 100% hosted no download “SaaS” application that will allow a company’s live sales and support staff to connect directly with customers via 1-to-1 real-time sessions.

Utilizing the powerful tools of Video-Chat and Co-Browsing (the joint navigation through the Internet by two or more people accessing the same web pages at the same time) Chat& aims to redefine the online shopping experience by recreating virtually all of the benefits of a live showroom environment.  This “Virtual e-showroom” will allow both customers and sales support staff to navigate the website together in real time while in a video conference.  Our technology will allow our clients and their websites to offer a more personalized and relevant sales environment. The face-to-face component of Video-Chat alone is an incredibly powerful conversion tool; with the addition of Co-Browsing, Chat& aims to change the landscape of e-commerce.  Chat&’s proposed video technology, online co-browsing and collaboration tools together with our e-commerce knowledge and internet marketing expertise, will help our clients by increasing sales, as well as customer satisfaction.

Bridging the gap between visitor traffic and desired sales conversion goals, our proposed technology aims to deliver precise and measurable returns by empowering our clients to:

•	Reduce shopping abandonment and increase sales conversion rates by intelligently interacting and engaging customers based upon their specific behavior

•	Increase average order values

•	Increase customer satisfaction

•	Reduce attrition rates of existing customers

•	Increase quantity of line items per order

•	Increase average total shopping cart value

With the emergence of Apple’s facetime, Skype Video-Chat and other similar Video-Chat applications into the mainstream, and the increase in internet bandwidth (Wimax, 4G) sales and support has moved from a two-dimensional experience . Simple text chat, which currently dominates the support market, will no longer be enough to satisfy the marketplace. It is only a matter of time until Video-Chat becomes  the standard form of communication. With that in mind, Chat& intends for its application to be at the forefront of this new method of commerce, communication and collaboration.

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We anticipate that anyone selling products or services on the Internet can benefit from Chat& services.

chatAND, Inc. was incorporated in the State of Nevada in 2010 and the Chat& service is expected to be introduced in the second quarter of 2012.

chatAND headquarters are at 321 West 44th Street, New York, NY 10036 in New York City. Our telephone number is 212-245-1444 and our web address is  www.chatand.com ..

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GLOSSARY

A.	Agents- A direct or third party representative that is available to customers to offer support, typically but not limited to sales or customer support.

AOV- Short for average order value, it is the average dollar amount spent for each customer order.

B.	B2B- business-to-business, the exchange of services, information and/or products from one business to another, as opposed to between a business and a consumer (see B2C).

B2C- business-to-consumer, the exchange of services, information and/or products from a business to a consumer, as opposed to between one business and another (see B2B)

C.	Click to chat - a process where a customer clicks on a banner that is resident on a particular website, when the banner is clicked is launches the chat session where the customer and agent can interact in real time.

Conversion Tool- a tool or application used to increase the percentage of visitors who take a desired action (e.g. make a purchase or click an ad).

Conversion Rates- in online advertising it is the percentage of visitors who take a desired action (e.g. make a purchase or click an ad).

Co-Location- A server, usually a Web server, that is located at a dedicated facility designed with resources which include a secured cage or cabinet, regulated power,dedicated Internet connection, security and support. Co-location facilities offer the customer a secure place to physically house their hardware and equipment as opposed to locating it in their offices or warehouse where the potential for fire, theft or vandalism is much greater.

Collaborative Co-browsing- The ability for two separate parties to navigate the same webpage in real time from two separate connections.

F.	Facetime- FaceTime is a video calling software application and related protocol developed by Apple for supported mobile devices running the iOS, in addition to Macintosh computers running Mac OS X 10.6.6 and higher. FaceTime is supported on any iOS device with a forward-facing camera (that is, all iOS devices released since the iPhone 4) and on any Macintosh computer equipped with a webcam, in particular those equipped with a FaceTime Camera

H.	Hosted- A computer, usually a server, containing data, files, or programs that another computer can access by means of a network or modem.

M.	Multi-level marketing (MLM)- A marketing strategy in which the sales force is compensated not only for sales they personally generate, but also for the sales of others they recruit, creating a downline of distributors and a hierarchy of multiple levels of compensation

O.	Organic search- where results are returned based on the natural indexing of the Web site, as opposed to those that are returned based on paid advertising and editorial changes made by the search engine itself. The field of SEO I s largely based on making a Web site appear more prominently in organic search results for specific keywords. Also called natural search or unpaid search.

P.	Paid search- A type of contextual advertising where Web site owners pay an advertising fee, usually based on click-throughs or ad views to have their Web site search results shown in top placement on search engine result pages

S.	SaaS- Software as a Service, SaaS is a software delivery method that provides access to software and its functions remotely as a Web-based service. Software as a Service allows organizations to access business functionality at a cost typically less than paying for licensed applications since SaaS pricing is based on a monthly fee. Also, because the software is hosted remotely, users don't need to invest in additional hardware. Software as a Service removes the need for organizations to handle the installation, set-up and often daily upkeep and maintenance.

T.	Scalable - ability to grow incrementally based upon current architecture and customer demand.

U.	Shopping Cart Abandonment - refers to visitors who add items to their online shopping cart, but exit without completing the purchase.

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Products and Services

As a software-as-a-service (“SaaS”) provider, Chat& will provide solutions on a hosted basis. This SaaS model offers significant benefits over local-based software, including lower up-front costs, faster implementation, lower total cost of ownership (TCO), scalability, cost predictability and simplified upgrades. Organizations that will adopt the architecture hosted and maintained by Chat& will generally eliminate the time, server infrastructure costs and IT resources required to implement, maintain and support traditional local based software. The only foreseeable cost to clients, besides the license fees, will be the installation of webcams on CSR workstations (if not already installed).

Chat&’s hosted platforms will support and manage real-time online interactions for businesses. By supplying a complete, unified customer history, our solutions will enable businesses to deliver a relevant, timely, personalized, and seamless customer experience.

The Chat& software platform will combine online site traffic monitoring software, with a sophisticated rules engine, to enable Chat& clients to proactively engage website visitors, based upon their behavior. This engagement solution will enable clients to maximize online revenue opportunities, improve sales conversion rates, and reduce shopping cart abandonment by proactively engaging the right visitor, using the right channel, at the right time.  We believe our solution will identify website visitors who would have the highest possibility to convert, and engages them in real time with relevant content and offers, helping to generate incremental sales.   Chat& Business analytics will   include targeting for shopping cart abandonment behavior, closing and upselling orders, and boosting customer satisfaction, while maximizing agent productivity. Valuable insights into online sales initiatives and customer care issues are gained with informative real-time reports on conversion rates and abandonment.  Using Chat& agents, clients will be able to segment visitors and target the best candidates for a chat in real time. Integration with Google Analytics will help customers accurately measure the impact of the chat channel on their sales and conversion rates.

Planned Revenue Streams

We have not generated revenues or secured clients to date. However, the potential customer landscape for Chat&’s software and services is vast and growing. While our target customer base is e-commerce, retail, B2C and B2B websites, we intend to have multiple planned revenue streams that will help distinguish Chat& from its competitors.

1. Licensing - Selling a monthly per user license for each customer service representative.  Potential market places include but are not limited to major retail e-commerce sites, “MLM” Multi Level Marketing sales reps, real estate sales and rentals, and educational / lead generation communities.

2. Call Center / Selling Hours - To address the needs of many Small and Mid Size Businesses that do not have the personnel on staff to take advantage of this powerful technology with dedicated staff, Chat& plans to partner with multiple large call center operations to provide contract customer service representatives to our customers.

3. Lite - This product represents a paired down version of the Chat& product, with a limited time license to allow for a Chat& presence on time-sensitive selling sites (i.e. Craigslist, eBay) or for peak or unique promotional periods. This will allow the individual seller to leverage the tools of Chat& so they can interact 1-to-1 with their prospective buyers.

4. Video Affiliate Network (VAN) - A network of approved “specialists” in their respective fields will serve as independent sales representatives for our clients’ e-commerce sites. Chat& would earn a commission from each sale that is converted by a VAN sales representative. VAN is intended to allow pre-approved personnel to log into a specific retailers website, corresponding to their expertise. For example, “Bob the Plumber” can engage customers in a home improvement store to select the correct pipe for their kitchen sink project out of the myriad of products available on the store website. “Bob the Plumber” would receive a pre-approved commission for each item he helped convert.

5. Mobile - Chat& has developed a mobile solution to facilitate the shopping experience for consumers using mobile devices. This new and seamless shopping experience will allow a co-browsing session accompanied by live video to free the consumer from the troublesome e-commerce navigation on smart phones where the ability to view merchandise and manage the transaction is difficult. Chat& Mobile will help retailers improve the mobile shopping experience and thereby increase conversions to sales.

6. Smart TV- Chat& is also developing a Smart TV app that will integrate the Chat& platform in to the consumers viewing and buying experience. Advertisers will soon be able to introduce 1-1 video chat as an option to sell their products during TV viewing sessions.  If the consumer sees a product in a commercial or on a show, they will be able to select that product and engage a seller to learn more with live customer support, and facilitate the purchase transaction. Chat& will provide added value as it will also facilitate web browsing and navigation which can be troublesome due to the distance between the screen and the viewer.

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Strategy

The key elements of Chat&’s business solutions strategy include:

1 - Sales

We intend to sell our business products and services by leveraging a common methodology through both direct and indirect sales channels:

Direct Sales.  Chat& will build and maintain a sales process that focuses on our solutions and industry expertise to deliver financial and operational value that support our client’s strategic initiatives. Our sales and marketing-focused solutions are intended to be targeted at business executives whose primary responsibility is maximizing online customer acquisition and sales. These executives have a vested interest in improving sales conversion rates, increasing application completion rates, and increasing average order value, as well as enhancing customer satisfaction. Chat& solutions are intended to appeal to professionals who hold responsibility for customer service and technical support functions within their organization, as well as enhancing customer satisfaction. Our proactive service solution enable these organizations to provide effective and timely customer service by deflecting costly phone calls and emails to a more cost efficient chat channel.

Vertical Specific Sales Efforts.  As each vertical marketplace differs one from another, it is our intention to develop and maintain multiple sales teams that will focus on individual vertical marketplaces where they possess an intimate knowledge of the marketplace, customers and key decision makers.  Some of the targeted vertical marketplaces include (but are not limited to): Real Estate, Medical, Financial, Education / Lead Generation, Multi-Level-Marketing.

Enterprise Level Sales.   Chat& intends to aggressively pursue the enterprise customer market with a direct sales effort focusing on senior executives that have a large enough operation and business platform to support the need for 50+ Chat& “SaaS” licenses.  We intend to hire a seasoned Enterprise Sales Executive to lead and develop a world class sales organization to develop this critical channel.

2 - Business Development

Chat& will focus on developing partnerships to generate revenue via referral partnerships and business development activities. By maximizing market coverage via partners who provide lead referrals and complementary products and services, we believe this channel will support revenue opportunities without incurring the costs associated with traditional direct sales.  Some of the programs we aim to implement will include:

1.	Partnership with Call Centers

2.	Cross Marketing / Joint Venture / Re-Sellers Network

a.	Site Hosting Companies

b.	WebMasters

c.	Related Conversion Oriented Marketers

d.	Shopping Cart Platforms Providers

e.	Internet Marketers / Agencies

3 - Marketing

Our marketing efforts will be organized around the needs, trends and characteristics of our existing and prospective client base. We expect to market our products and services to executives responsible for the online channel and customer service operations of their organizations. Our primary focus markets are the financial services, retail, telecommunications, technology, and travel/hospitality industries, as well as Small & Medium businesses . Our integrated marketing strategy will include personalized lead generation campaigns to reach potential and existing clients using mediums such as paid and organic search, direct email and mail, traditional media via industry- and category-specific tradeshows and events, publications, affiliate marketing and telemarketing.

Our marketing strategy also encompasses public relations. As a result of relationships developed with the media and industry analyst community, we hope to gain positive media and editorial coverage.

4 - Integrated Brand Recognition.  Our brand name will be visible to both business users and consumers. When a visitor engages in a video chat on a customer’s website, our brand name is displayed on the Chat& dialogue window. We believe that this high-visibility placement will continue to create brand awareness and increased demand for our solutions.

5 - Technology Innovation: Increasing the Value of Our Service to Our Clients.  We plan to regularly add new features and functionality to our services to further enhance value to our customers. Because we directly manage the server infrastructure, we will be able to make new features available to our clients immediately upon release, without client or end-user installation of software or hardware. We plan to enhance our reporting, analysis and administrative tools as part of our overall portfolio of services, as well as our ability to capture, analyze and report on the substantial amount of online activity data we can collect on behalf of our clients to further our clients’ online strategies. Our clients may use these capabilities to increase productivity, manage call center staffing, develop one-to-one marketing tactics and pinpoint sales opportunities. Through these and other innovations, we intend to reinforce our value proposition to clients, which we believe will result in additional revenue from new and existing clients over time.

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6 - Evaluating Strategic Alliances and Acquisitions When Appropriate.  We will look to develop opportunities to form strategic alliances with or acquire other companies that can accelerate our growth or broaden our product offerings.

Market Opportunity.

While many sectors of the global economy are challenged to maintain historical growth rates, worldwide e-commerce continues to grow steadily. According to a recent J.P. Morgan report by senior analyst Imran Kahn, global e-commerce sales should reach $963 billion by 2013. According to this report, e-commerce growth will benefit from several trends including the emergent adoption of broadband, U.S. and e-commerce sales are expected to grow by 12%., which has a direct impact on CHAT&’s business. (http://techcrunch.com/2011/01/03/j-p-morgan-global-e-commerce-revenue-to-grow-by-19-percent-in-2011-to-680b/ )

According to a Forrester Survey, Click-to-chat adoption has risen dramatically between 2009 and 2011. In 2009, 19% of online US consumers had used chat for customer service; by 2011 that number has nearly doubled to 37%. This increase is driven by an overall availability of Click-to-chat across a range of industries including retail, insurance, and financial services. In 2009 there was no marked difference between chat usage and generation; approximately one in five online users had used chat regardless of age. That situation has changed today. Click-to-chat adoption has increased to roughly one in four Seniors and has risen to nearly one-half of online consumers ages 18 to 32 years. At 62%, chat has the highest satisfaction among all online customer service channels in our survey.

According to another Forrester report, dated August 23, 2011 and Titled, “Capitalizing On Live Video Chat”, many eBusiness leaders are beginning to consider the business benefits of live video chat. This emerging touchpoint offers many benefits including supporting sales, reducing abandonment, and driving satisfaction. To meaningfully augment online customer service, the objective of live video chat must align with the unique value live video engagement brings to the customer service experience including enhancing the shopping experience with visual demonstrations, offering the benefits of an in-person consultation, and developing a trusted relationship, which are all aspects that we believe are inherent to the CHAT& platform. In the Forrester report, one of the sites being evaluated, has reported multiple business benefits from its live video chat deployment, including an average time on site that was 491% higher for video chat users, a conversion increase of 662%, and an average order value increase of 32%.

We believe that the positive trends in e-commerce described above, along with the diverse channels of consumer engagement worldwide, presents opportunities for growth for the Company.

Competition

The markets for online engagement technology and online customer services are intensely competitive and characterized by aggressive marketing, evolving industry standards, rapid technology developments, and frequent new product introductions. However, many of the current competitors to ChatAnd are software providers building their technology on the backbone of legacy hardware, architecture, systems and software. Examples of market participants attempting to migrate into ChatAnd’s planned direction include:

•	LivePerson - legacy text chat system built for customer support

•	FuzeMeeting - primary focus is video-conferencing

•	BoldChat - an hosted text chat system rather than SaaS

•	WhosOn & Talisma Chat - SaaS and hosted text chat

These competitors, some of whom hold significant client bases, have business models and technology that require enhancements or major overhauls as the market shifts from text based chat to the more engaging live audio and video chat technologies.

Competitive Technology

Video chat can be viewed as the third generation of live chat support.

•	Text-based Chat: Original live customer support was provided using text-based chat technology Initially it appeared at the request of customers on e-commerce websites, but later appeared on a variety of websites and on a proactive basis offering supportive to customers during the sales process.

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•	Audio-based Chat: This technology later became available to further engage customers on a reactive and proactive basis. While the audio feature adds a second dimension to the chat experience, the added value has proven minimally effective.

Three Primary Competitors

In addition to larger and well financed companies, we believe there are three direct competitors to the ChatAnd platform. Each of these competitors feature live video chat technology, and a variety of other features and underlying business models that will challenge ChatAnd in the market place.

•	LiveGuide from Netop: This SaaS solution offers Text, Audio and Video Chat features but does not provide a Click to Call feature. Netop is primarily a software vendor without the deep operational expertise offered by ChatAnd to assist clients in improving sales conversion rates with its advisory services.

•	VeeDesk from Vee24: This product provides an integrated work station with expensive television quality video equipment but lacks many of the software features offered by ChatAnd. They are positioned as in integrated high-end solution.

•	LiveExpert from ClairVista: This technology company provides a SaaS engagement solution that can be incorporated into client websites or operated in proprietary kiosks for on-site applications.

Other Competition

In addition to the primary competitors mentioned previously, there is a substantial group of small companies that are also considered competition to ChatAnd. These companies generally have niche offerings and compete on price and features, although the features are generally quite similar. Their systems are typically older technology and are hosted solutions built for text chat. While these customer engagement firms are part of the direct engagement market, there are a host of potential secondary competitors that could decide to enter ChatAnd’s marketplace.

•	Searchable knowledge management applications

•	Email service providers

•	Lead generation companies

•	Web analytics and online marketing service providers

•	CRM and other enterprise software companies

•	In-house online engagement solutions

•	Traditional offline customer service solutions, such as telephone call centers

Competitive Forces

We believe that competition will increase as our current competitors increase the sophistication of their offerings and as new participants enter the market. Compared to ChatAnd, some of our larger current and potential competitors may have:

•	Stronger brand recognition;

•	Existing customer relationships;

•	A wider range of products and services; and

•	Greater financial, marketing and research and development resources.

Additionally, some competitors may enter into strategic or commercial relationships with larger, more established and better-financed companies, enabling them to:

•	Undertake more extensive marketing campaigns;

•	Adopt more aggressive pricing policies;

•	Make more attractive offers to businesses to induce them to use their products or services; and

•	Develop technology innovations.

Any change in the general market acceptance of the real-time sales, marketing and customer service solution business model or in online, real-time consumer advice services may harm our competitive position.

Such changes may allow our competitors additional time to improve their service or product offerings, and would also provide time for new competitors to develop real-time sales, marketing, customer service and Web analytics applications or competitive consumer service offerings and solicit prospective clients within our target markets. Increased competition could result in pricing pressure, reduced operating margins and loss of market share.

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Technology

ChatAnd is being developed with a unique architecture to provide live video chat from its inception. In comparison, competing platforms were developed to support predominantly text based chat. As a hosted service, ChatAnd will be able to add additional capacity and new features quickly and efficiently. This enables clients to scale quickly without disruption to their operations. It will also provide a relatively short development and implementation cycle.

As a "SaaS" provider, ChatAnd will focus on the development of tightly integrated software design and network architecture. Significant resources will be dedicated to designing software and network architecture based on the fundamental principles of security, reliability and scalability.

ChatAnd support expects to its clients through a secure, scalable server infrastructure. The primary servers will be hosted in a fully-secured, top-tier, third-party server center and are supported by a top-tier backup server facility located in North America. The network, hardware and software will be designed to accommodate clients’ demands for secure, high-quality 24-hour per day/seven-day per week service.

Software Design

ChatAnd software is being designed for ease of use and lowest possible bandwidth requirements, and suitability with all web browsers.  Visitors to client websites require only a standard Web browser and do not need to download software from ChatAnd in order to interact with client operators or to access the ChatAnd services.

ChatAnd software design is also based on open standards whose standard protocols facilitate integration with client legacy and third-party systems. Representative examples include:

•	Java

•	XML (Extensible Mark-up Language)

•	HTML (Hypertext Mark-up Language)

•	SQL (Structured Query Language)

•	HTTP (Hypertext Transfer Protocol)

•	FLASH / FLEX / ADOBE LCCS

The software is being built in modules to enable other services and functions. All user content will be converted and stored into a variable rich-media format. The platform stores session-based variable on the server. User sessions access the core management system (CMS) on the server to handle each connection and module. The CMS is expected to be updated and synchronized during each session to ensure high performance. Speed and performance are priorities within the operating environment and ChatAnd was developed to manage user sessions locally, resulting in a very fast connection, regardless of bandwidth.

By using server-side methods, the platform offers more security and uniformity for the user experience. The user experience is therefore facilitated by the end user by manipulating objects within the client side player.

An administrative tool set provides ease of control for account access. The system manages client and individual user accounts and related permissions.

Network Architecture

ChatAnd will integrate its software with a scalable and reliable network architecture. Increasing network capacity does not require new hardware for each new ChatAnd client. This network architecture is hosted in collocation facilities with redundant network connections, servers and other infrastructure, enabling superior availability.

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Standard server application and load balancing are used across the servers in the network architecture to provide scalable service to meet variable customer demand. ChatAnd uses standard web tools to monitor its servers. These tools provide notification of system conditions across the entire network and across variety of metrics such as bandwidth. Monitoring is done 24/7 every day of the year.

We intend to utilize a backup server infrastructure housed at separate locations and provide primary hosting facilities with effective disaster recovery capability. For increased security, advanced firewall architecture and industry leading encryption standards are used. Clients may further encrypt their sensitive data using more advanced encryption algorithms.

Government Regulation

We are subject to a number of foreign and domestic laws and regulations that apply to the conduct of business on the Internet and the management of customer and consumer data such as, but not limited to, laws and regulations relating to user privacy, freedom of expression, data privacy, content and quality of products and services, taxation, advertising, information security and intellectual property rights. We expect to post on our website our privacy policies and practices concerning the use and disclosure of user data, and we observe data security protocols and other business practices to comply with applicable laws. Interpretation of user privacy and data protection laws, and their application to the Internet in the U.S. and foreign jurisdictions is ongoing. There is a risk that these laws may be interpreted and applied differently in any given jurisdiction in a manner that is not consistent with our current practices, which could cause us to incur substantial costs and otherwise negatively impact our business.

Various U.S. and foreign jurisdictions impose laws regarding the collection of data. Some U.S. states have enacted legislation designed to protect consumers’ privacy by prohibiting the distribution of “spyware” over the Internet. Such legislation typically focuses on restricting the proliferation of software that, when installed on an end user’s computer is used to intentionally and deceptively take control of the end user’s machine. We do not believe that the data monitoring methods employed by our technology constitute “spyware” or that our data monitoring methods are prohibited by applicable laws. If the scope of this type of legislation were changed to include Web analytics, such legislation could be deemed to apply to the technology we use and could potentially restrict our ability to conduct our business.

Domestic and foreign governments are also considering restricting the collection and use of Internet visitor data generally. Some jurisdictions are considering whether the collection of even anonymous data may invade the privacy of Web site visitors. If laws that limit data collection practices are enacted, we and/or our customers may be required to obtain the express consent of web visitors in order for our technology to perform certain of its basic functions that are based on collection of data. Requirements that a website must first obtain consent from its Web visitors before using our technology could reduce the amount and value of the services we provide to customers, which might impede sales and/or cause some existing customers to discontinue using our services. We could also need to expend considerable effort and resources to develop new product features and/or procedures to comply with any such legal requirements.

Businesses using our products may collect personal information from their web users when those web users contact them with inquiries. Federal, state and foreign government bodies and agencies, however, have adopted and are considering adopting laws and regulations regarding the collection, use and disclosure of personal information obtained from consumers. When required, we use a variety of data security procedures and practices such as encryption and masking algorithms to comply with applicable regulations, and encourage our customers to do the same. Changes to applicable laws and or interpretation thereof could significantly increase the economic burden to us of such compliance, and could negatively impact our business. The European Union and many countries within the European Union have adopted privacy directives or have imposed restrictions on the collection and use of data that are far more stringent, and impose more substantial burdens on subject businesses than current privacy standards in the United States. The U.S. federal Trade Commission has also taken action against website operators who do not comply with their stated privacy policies. All of these domestic and international legislative and regulatory initiatives have the potential to adversely affect our clients’ ability to use our products.

A range of other proposed or existing laws and new interpretations of existing laws could have an impact on our business. For example:

•	Proposed regulations regarding monitoring of online behavioral data such as the proposed “Do Not Track” regulations could potentially apply to some of our current or planned products and services. While there are currently many proposals by lawmakers and industry in this area, and several of those proposals, if adopted, would not be expected to materially impact our business, this is an evolving and unsettled area of regulation and any new significant restrictions or technological requirements imposed could have a negative impact on our business.

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•	The Digital Millennium Copyright Act has provisions that limit, but do not necessarily eliminate, our liability for third-party content delivered through our website and products. In the U.S., laws relating to the liability of providers of online services for activities of their users and other third parties are currently being tested and could change. Certain foreign jurisdictions are also testing the liability of providers of online services for activities of their users and other third parties. While providers of online services currently are generally not held liable for activities of their third party users, changes in applicable laws imposing liability on providers of online services for activities of their users and other third parties could harm our business;

•	The Child Online Protection Act and the Children’s Online Privacy Protection Act restrict the distribution of materials considered harmful to children and impose additional restrictions on the ability of online services to collect information from children under 13. Today, our policies limit use of our consumer-facing site to adults over 18 years of age; and the federal Controlling the Assault of Non-Solicited Pornography and Marketing Act of 2003, or CAN-SPAM Act, regulates the transmission and content of commercial emails and, among other things, obligates the sender of such emails to provide recipients with the ability to opt-out of receiving future emails from the sender, and establishes penalties for the transmission of email messages which are intended to deceive the recipient as to source or content. Many state legislatures also have adopted laws that impact the delivery of commercial email, and laws that regulate commercial email practices have been enacted in some of the international jurisdictions in which we do business. In addition, Internet service providers and licensors of software products have introduced a variety of systems and products to filter out certain types of commercial email, without any common protocol to determine whether the recipient desired to receive the email being blocked. As a result, it is difficult for us to determine in advance whether or not emails generated by our clients using our solutions will be permitted by spam filters to reach the intended recipients.

In addition, because our services will be accessible worldwide, certain foreign jurisdictions have claimed, and others may claim, that we are required to comply with their laws, even if we don’t have a local presence, employees or infrastructure.

Intellectual Property and Proprietary Rights

We intend to rely on a combination of patent, copyright, trade secret, trademark and other common law in the United States and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our proprietary technology, processes and other intellectual property. However, we believe that factors such as the technological and creative skills of our personnel, new service developments, frequent enhancements and reliable maintenance are more essential to establishing and maintaining a competitive advantage. Others may develop technologies that are similar or superior to our technology. We enter into confidentiality and other written agreements with our employees, consultants, clients, potential clients and strategic partners, and through these and other written agreements, we attempt to control access to and distribution of our software, documentation and other proprietary information.

Despite our efforts to protect our proprietary rights, third parties may, in an unauthorized manner, attempt to use, copy or otherwise obtain and market or distribute our intellectual property rights or technology or otherwise develop a service with the same functionality as our services. Policing unauthorized use of our services and intellectual property rights is costly and  difficult, and we cannot be certain that the steps we have taken will prevent misappropriation of our technology or intellectual property rights, particularly in foreign countries where we do business, where our services are sold or used, where the laws may not protect proprietary rights as fully as do the laws of the United States or where enforcement of laws protecting proprietary rights is not common or effective.

Substantial litigation regarding intellectual property rights exists in the software industry. In the ordinary course of our business, our services may be subject to third-party infringement claims as the number of competitors in our industry segment grows and the functionality of services in different industry segments overlaps. Some of our competitors in the market for real-time sales, marketing and customer service solutions or other third parties may have filed or may intend to file patent applications covering aspects of their technology. Any claims alleging infringement of third-party intellectual property rights could require us to spend significant amounts in litigation (even if the claim is invalid), distract management from other tasks of operating our business, pay substantial damage awards, prevent us from selling our products, delay delivery of the Chat& services, develop non-infringing software, technology, business processes, systems or other intellectual property (none of which might be successful), or limit our ability to use the intellectual property that is the subject of any of these claims, unless we enter into license agreements with the third parties (which may be costly, unavailable on commercially reasonable terms, or not available at all). Therefore, such claims could have a material adverse effect on our business, results of operations and financial condition.

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Employees

As of December 31, 2011, we had 4 full-time employees. Our employees are not covered by collective bargaining agreements. We believe our relations with our employees are satisfactory.

Properties

The Company has executed a lease agreement for office space with the term commencing July 15, 2011 and ending July 31, 2012 at a monthly rate of $3,250, including utilities and other occupancy costs.

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Revenue

We have not generated any revenues to date. We anticipate the majority of our revenue will be generated from monthly service revenues and related professional services from the sale of the Chat& services. We will charge a monthly fee, which varies by service and client usage. We anticipate a large proportion of our revenue from new clients will come from large corporations. These companies typically have more significant implementation requirements and more stringent data security standards. Such clients also have more sophisticated data analysis and performance reporting requirements, and are likely to engage our professional services organization to provide such analysis and reporting on a recurring basis.

We also plan to enter into contractual arrangements that complement our direct sales force and online sales efforts. These will primarily be with Web hosting and call center service companies, pursuant to which Chat& will be paid a commission based on revenue generated by these service companies from our referrals.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Prospectus. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Prospectus.

Management's Analysis of Business

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which are prepared in conformity with accounting principles generally accepted in the United States of America. As such, we are required to make certain estimates, judgments and assumptions that management believes are reasonable based upon the information available. We base these estimates on our historical experience, future expectations and various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for our judgments that may not be readily apparent from other sources. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. These estimates and assumptions relate to estimates of the carrying amount of intangibles, stock based-compensation, valuation allowances for deferred income taxes, accounts receivable, the expected term of a client relationship, accruals and other factors. We evaluate these estimates on an ongoing basis. Actual results could differ from those estimates under different assumptions or conditions, and any differences could be material.

Chat& is a technology company that expects to provide online assistance, engagement and conversion solutions that allow for real-time assistance. The technology provides a platform that connects a business, its sales associates and customer service representatives with website visitors and online shoppers seeking assistance with their purchases.

On June 17, 2011, the Company issued $850,000 in Senior Secured Debentures to provide the initial funding needed to market and develop the business.

The Company is considered a development stage company because it has limited resources and has not established operations to generate sufficient capital to complete its business plan.

Results of Operation

Year ended December 31, 2011 and period from inception (May 14, 2010) to December 31, 2010

Following is a summary of expenses for the year ended December 31, 2011 and the period from inception (May 14, 2010) to December 31, 2010.

	2011	2010
General and administrative expense	$379,040	$-
Research and development expense	92,424	45,594
Non-cash compensation for officers	162,177	-
	$633,641	$45,594

The Company did not receive any appreciable funding until June 2011; accordingly the majority of the expenses incurred for general and administrative expense did not commence until that time. Significant general and administrative expenses include payroll of $148,737 and legal, consulting and other professional fees of $144,053. Other less significant amounts include rent of $22,920, travel and entertainment costs of $15,623, insurance cost of $12,421 and automobile lease of $10,452. These costs represent approximately one-half year and are expected to increase in the future as conditional funding become available and additional employees are hired.

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Other income (expense) consist of the following for year ended December 31, 2011 and the period from inception (May 14, 2010) through December 31, 2010.

	2011	2010
Interest expense	$(122,837)	$-
Interest income	874	-
	$(121,963)	$-

Interest expense includes an accrual of $23,021 for the accrued interest on the Debentures through December 31, 2011, $17,604 which represents the amortization of the prepaid loan cost and $82,212 which represents the amortization of the discount of the Debentures.

Interest income includes the interest earned on cash deposits.

Research and development cost primarily consists of payroll, IT costs, other software costs and the research and development costs acquired from the Company's principal shareholders in June 2010 of $11,933.

Non-cash compensation for officers includes the value of 1,912,500 shares of common stock issued to officers for services rendered, which was valued at $49,995 and the value of warrants to acquired 3,825,000 shares of the Company’s common stock at $0.15, which were valued at $112,182.

Liquidity and Capital Resources and Going Concern

Historical information:

At December 31, 2011 and December 31, 2010, the Company had current assets of $406,572 and $11,941; current liabilities of $849,488 and $465; and a working capital deficit of $442,916 and working capital of $11,476, respectively.

During June 2011, the Company issued its 5% Senior Secured Notes with a face value of $850,000 and received proceeds of $817,500, net of legal fees of $32,500. At December 31, 2011, the Company had made only nominal expenditures for capital assets.

Evaluation of the amounts and certainty of cash flows:

The Company plans to use the funding from the Senior Secured Notes to complete the development work necessary to complete the software envisioned in its business model and apply same to a level that will allow it to continue to commence its business and provide other products. Potential customers are expected to include major retailers, e-commerce sites, and others. The Company does not expect the Senior Secured Note funding to be sufficient for it to establish its business model to a level that will allow it to continue to grow its business and provide other products.

At March 1, 2012, the Company had approximately $245,000 in cash, which is expected to last until approximately June 1, 2012 (at the current level of operations) and until additional funding from the Company Offering can be obtained to fully implement its business plan. The Company has commenced initial development of its required software within the confines of the availability of current cash balances and expects sales to commence in June 2012. Pursuant to the terms of the Registration Rights Agreement, the Company is required to have the registration statement effective not later than May 15, 2012. Thereafater, the Company is required to pay liquidated damages to the holders of the Senior Secured Debentures at the rate of $8,500.00 per month. As a result, the Company will be required to disburse an additional $8,500.00 per month.

The following table summarizes our cash flow projections based on a minimum funding of $3,000,000 by June 1, 2012. In the event the Company is unsuccessful in obtaining the minimum funding from the Offering by June 1, 2012, the Company may be required to temporarily suspend operations until other financing arrangements can be made.

Chat&

Cash Flow Projections

Starting date:  March 1, 2012

	Month 1	Month 2	Month 3	Qtr 1	Qtr 2	Qtr 3	Qtr 4
Cash (beginning of period)	215,801	141,197	80,260	215,801	18,324	1,844,232	874,259

Offering proceeds	0	0	0		3,000,000

CASH RECEIPTS
Cash Revenues					150,121	823,568	1,536,825
(Less Commissions Due)					7,506	41,178	76,841
(Less Credit Card Fees)					2,002	7,471	14,372
Interest, other income
TOTAL CASH RECEIPTS	0	0	0	0	144,617	789,860	1,474,355
Total cash available	215,801	141,197	80,260	215,801	3,162,941	2,634,093	2,348,615

CASH EXPENSES
Executive Salaries	44,349	44,349	44,349	133,047	301,250	351,250	351,250
Employee Compensation	0	0	0	0	100,417	182,917	270,000
Miscellaneous Employee Exp	6,127	5,338	5,338	16,802	60,250	80,125	93,188
Compensation Expense
Sales & Marketing	1,000	1,000	2,000	4,000	508,000	640,000	720,000
Technology Development	14,378	0	0	14,378	165,792	309,542	343,563
Office Expense	3,750	3,750	3,750	11,250	70,500	66,000	67,500
Legal & Professional	3,500	5,000	5,000	13,500	60,000	77,500	107,500
Technology Expense	500	500	500	1,500	22,500	22,500	22,500
Miscellaneous	1,000	1,000	1,000	3,000	30,000	30,000	30,000
SUBTOTAL	74,604	60,937	61,937	197,477	1,318,708	1,759,833	2,005,500
Cash (end of period)	141,197	80,260	18,324	18,324	1,844,232	874,259	343,115

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Cash requirements and capital expenditures:

We are currently budgeting $58,000 per month for operating costs and $5,000 per month for software development costs for the period beyond the date of the prospectus, until sales commence. Based on the current cash balances, the Company expects to maintain its current level of operations until June 1, 2012. At that time, the Company expects to increase this funding to $100,000 - $200,000 per month until development is completed.

Discussion and analysis of known trends and uncertainties:

The Company expects that it can only develop a very limited business with the debt funding already received, although it will significantly slow revenue growth and the Company's ability to capture a sizeable piece of the potential market. The additional capital from the offering would allow the Company to more quickly expand the advertising and marketing efforts and build out the technology and thus grow revenues.

. If the minimum funding is not reached before the Company reaches a cash balance of $100,000, the officers of the Company will either reduce or forgo salary, and the Company will either reduce or defer software development costs and professional services to assure that it can maintain some level of operations until the minimum funding can occur.

The Company has assigned all of its intellectual property rights to its wholly owned subsidiary, chatAND Tech, LLC, a Nevada limited liability company. chatAND Tech LLC’s sole activity and asset are the ownership of the Company’s intellectual property. The Securities Purchase Agreement with the Senior Secured Note Holders provides that in the event the holders of the Senior Secured Notes declare a default for any of the reasons below, Messrs. Lebor and Rosenberg shall have the right to acquire up to 60% of the interest in chatAND Tech, LLC in exchange for cancellation by the Company of the shares issued to Messrs. Lebor and Rosenberg:

•	The Company’s product is not functional by June 30, 2012;
•	The Company has not sold at least 150 licenses by June 30, 2012;
•	The Registration Statement is not declared effective by May 15, 2012, or as extended by a majority of the Senior Secured Note Holders; or
•	The issuance of any securities or incurrence of any debt without the prior written consent of the Senior Secured Note Holders.

 Accordingly, in the event that the Company does not meet any of these performance goals, it is possible that Messrs. Lebor and Rosenberg may disassociate themselves from the Company and retain a 60% interest in the technology of the Company. In such event, it is unclear as to whether the Company will be able to continue its operations.

Expected changes in the mix and relative cost of capital resources:

If the Company Offering is unsuccessful, the Company expects it probably cannot develop its business plan at a slower pace and in a smaller size to develop sufficient revenue to become profitable. The Company would need to seek other forms of financing to meet its objectives. This would include convincing the debt holders to convert their debt to allow full use of the funds currently available.

What balance sheet, income or cash flow items should be considered in assessing liquidity:

At December 31, 2011, our liquidity is primarily a function of the cash balance of $391,000 which will be impacted by our cash requirements for operations while we complete the Company Offering. In addition, we expect cash requirements from this source to include approximately $15,000 quarterly for initial software development costs.

Other prospective sources for and uses of cash:

If the Company is unable to obtain the minimum funding from its Offering before June 1, 2012, they will seek other sources of interim funding to maintain its initial operations. The Company currently is projecting operating costs of approximately $63,000 per month, including $5,000 per month in initial software development cost, until sales start, at which time initial marketing and professional costs are expected to increase the monthly cash requirement to $74,000 per month on a minimum basis.

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If the above events do not occur or the Company is unable to develop its business model, substantial doubt about the Company's ability to continue as a going concern exists.

Recent Accounting Pronouncements

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective.  Each of these pronouncements, as applicable, has been or will be adopted by the Company.  Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company's financial position or operating results.

Application of Critical Accounting Policies and Estimates

Our discussion and analysis of financial condition and results of operations are based on our condensed financial statements that were prepared in accordance with accounting principles generally accepted in the United States of America.  To guide our preparation, we follow accounting policies, some of which represent critical accounting policies as defined by the SEC.  The SEC defines critical accounting policies as those that are both most important to the portrayal of a company’s financial condition and results and require management’s most difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.  Certain accounting estimates involve significant judgments, assumptions and estimates by management that may have a material impact on the carrying value of certain assets and liabilities, disclosures of contingent liabilities, and the reported amounts of income and expenses during the reporting period that management considers critical accounting estimates.  The judgments, assumptions and estimates used by management are based on historical experience, management’s experience, knowledge of the accounts and other factors that are believed to be reasonable.  Because of the nature of the judgments and assumptions made by management, actual results may differ materially from these judgments and estimates, which could have a material impact on the carrying values of assets and liabilities and the results of our operations.  Areas affected by our estimates and assumptions are identified below.

Off-Balance Sheet Arrangements

The Company executed a lease agreement for office space with the term commencing July 15, 2011 and ending July 31, 2012 at a monthly rate of $3,250, including utilities and other occupancy costs.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following  individuals constitute our Board of Directors and executive officers:

Name	Position(s)

David Rosenberg (1)	President and Director

Michael Lebor (1)	Chief Executive Officer, Secretary and Director

Steven Berger (1)	Chief Financial Officer

David Berger (1)	Director

Philip Friedman (1)	Director

Kenneth Londoner (1)	Director

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David Rosenberg    Age 27    Mr. Rosenberg is the President and a Director of the Company.  Mr. Rosenberg finished advanced Talmudic studies in Israel. From 2007 to 2008, Mr. Rosenberg served as search engine optimization  specialist with B&H Photo Electronics in New York.  Since March 2009, Mr. Rosenberg served as Director of e-Commerce for M. Fried, Inc in New York, which post he will retain until the effectiveness of this Registration Statement. Mr. Rosenberg has also served as a consultant to various internet based companies.

Michael Lebor    Age 37    Mr. Lebor has served as Chief Executive Officer, Secretary, and a Director of the Company since its inception.  Mr. Lebor earned a Bachelor’s Degree in History from Queens College of the City University of New York. For the five years prior to joining the Company at the end of 2010, Mr. Lebor served as Vice President for Marketing and Sales of M. Fried Store Fixtures, Inc.  In that capacity, he pioneered the Company’s  entry into internet marketing and managed all aspects of the company’s direct sales across all sales channels.   From 1996 to 2003, Mr. Lebor served as Chief Executive Officer of  flower.com , Inc .  In connection therewith, Mr. Lebor personally guaranteed certain obligations of the company.  When  flower.com , Inc. was unable to secure financing as a result of adverse securities market conditions, Mr. Lebor, in 2005  filed a personal bankruptcy petition in the U.S. District Court for the Eastern District of New York which was discharged. His broad experience in technology will be of valuable assistance to the Company.

Steven  Berger    Age 51    Mr. Berger is our Chief Financial Officer on a part-time basis. Mr. Berger is also the current Chief Financial Officer, Secretary and Treasurer of Alliqua, Inc., a publicly-traded biomedical company (“ALQA” - OTCBB) based in New York City.  Mr. Berger also serves as Chief Operating Officer of Harborview Advisors LLC, a New York-based investment firm focused on providing capital to small emerging growth companies.   From February 2004 to December 2006, Mr. Berger was the Chief Financial Officer of Global/CHC Worldwide LLC, a chemical coatings company, and from October 1999 to January of 2004, Mr. Berger was President of Morgan Harris & Co. where he was involved in equity trading. From June 2000 to June 2003, Mr. Berger was Chief Financial Officer of Virtual BackOffice Inc., a company that provided "virtual" secretarial services using many of the similar technologies now being deployed by Chat& and from June 1983 to June 1999, Mr. Berger was the treasurer, controller and chief compliance officer with LaBranche & Co., one of the oldest and largest specialists in equity securities. Mr. Berger holds a Bachelor of Science degree in business administration with a concentration in finance from Boston University.  We believe Mr. Berger’s experience in financial and corporate finance matters will be of value to the Company in connection with its financing efforts.

David Berger     Age 39     Mr. Berger earned a Bachelors in Talmudic Studies degree from the Israel Torah Research Institute.  Since 2007, Mr. Berger is the managing partner of Rosewood Realty Group, a real estate brokerage firm located in Manhattan.  We believe Mr. Berger's experience in financial matters will be of value to the Company in connection with its financing efforts.

Philip Friedman, Age 37, Mr. Friedman has served as an executive officer of various media technology companies. From 2002 through 2008, Mr. Friedman served as the President and CEO of Ware Media Inc. Subsequently, he served as an executive officer of XL Education Corp and XL Marketing. He is currently CEO of the Click2CallNetwork.com .. Mr. Friedman attended Yeshiva University. We believe Mr. Friedman’s prior experience in media technology matters and corporate strategy will be of benefit to the Company.

Kenneth Londoner     Age 44    Mr. Londoner is a recognized and successful businessman and entrepreneur with over two decades of financial experience.  After graduating from Lafayette College with a degree in economics and finance, Londoner accepted a position as a Financial Analyst for J. & W. Seligman & Co., now known as Seligman Investments.  During this time, he evaluated a variety of industries, including medical technology, retail gaming, lodging, and the media and entertainment sector.  Eventually, Mr. Londoner controlled two of the company's investment vehicles, the Seligman Growth and Capital Funds, overseeing nearly $1 billion in assets by age 25.  In 1997, Mr. Londoner left J. & W. Seligman & Co. to found the U.S.-based hedge fund, Red Coat Capital Management, LLC.  During his time with Red Coat, Mr. Londoner helped the hedge fund acquire over $950 million in assets.  He dissolved Red Coat in 2002 and cofounded three different companies:  Safe Ports, NewCardio, Inc., and BST Technologies, Inc.  The latter two firms stand as leaders in software development.  From 2007 to 2009 he served as - EVP Finance and as a Consultant to NewCardio, Inc. of Santa Clara, California, a medical device designer and developer. Since January 2009 he has been the Chairman and CEO of BioSig Technologies, Los Angeles, CA, a medical device designer and developer. Mr. Londoner helped raise nearly $18 million for New Cardio's business strategy and also assisted the company with an alternative public offering (APO).  Since 2010, Mr. Londoner serves as the Managing Partner of Endicott Management Partners, LLC.  In addition to managing the portfolios of his companies, Mr. Londoner relies on his business experience to aid smaller firms in obtaining the financing and tools to become successful corporations.  Recently Londoner assisted InspireMD, an Israeli-based developer of a new stent platform, in obtaining $11 million of financing and announcing an APO.  Mr. Londoner received his MBA from New York University's Leonard N. Stern School of Business in 1994 and serves on the Board of Directors for Safe Ports since 2005.  We believe Mr. Londoner’s experience in financial and venture capital  matters will be of value to the Company in connection with its financing efforts and implementation of its business

We expect that we may add additional directors to the Board of Directors in the next twelve months but have not entered into any discussions with any prospective directors.

We are not currently subject to any standards regarding the “independence” of directors on our Board, or otherwise subject to any requirements of any national securities exchange or an inter-dealer quotation system with respect to the need to have a majority of our directors be independent. Although we are not required to comply with these requirements, we have elected to use the definition for director “independence” under the NASDAQ Stock Market listing standards.  Our Board has determined that each of Messrs. David Berger and Philip Friedman are independent directors under the NASDAQ Stock Market rules relating to director independence because each is a non-employee director, and none of them has any relationship with the Company or other person, which in the opinion of our Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director.

 (1)           Address of each of these individuals is 321 West 44th Street, New York, New York 10036

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Director Compensation

Our directors currently do not receive any cash compensation for service on the Board of Directors or any committee thereof, but directors may be reimbursed for certain expenses in connection with attendance at Board and Committee meetings. We may compensate independent directors for their service on the Board and any Committee at rates that are comparable to the compensation paid to independent directors of other similarly situated companies.   Each of our non-management directors will receive 50,000 shares of Common Stock upon joining the Board.

Officer and Director Qualifications

We have not formally established any specific, minimum qualifications that must be met by each of our officers or directors or specific qualities or skills that are necessary for one or more of our officers or members of the board of directors to possess. However, we generally evaluate the following qualities: educational background, diversity of professional experience, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our shareholders.

Our officers and board of directors are composed of a diverse group of leaders.  In their prior positions they have gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Some of our officers and directors also have experience serving on boards of directors and board committees of private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies.

We, along with our officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of our officers and board members, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of consummating a business transaction.

Meetings and Attendance

During the fiscal year ended December 30, 2011, there was one meeting of the Board of Directors.

Board Committees

We have not established any Committees of the Board.

COMPENSATION

The following summary compensation table sets forth information concerning compensation for services rendered in all capacities for the year ended December 31, 2011 and the period from inception (May 14, 2010) through December 31, 2010 awarded to, earned by, or paid to: (i) David Rosenberg, our President; (ii) Michael Lebor, our Chief Executive Officer and Secretary; and Steven Berger, our Chief Financial Officer (these individuals are referred to herein as the “Named Executive Officers”).

Name and Principal Position	Year	Salary (1) ($)	Bonus (2) ($)	Stock Awards (3) ($)	Option Awards (4) ($)	All Other Compensation (5) ($)	Total ($)

David Rosenberg	2011	$75,000	$-	$24,997	$56,091	$-	$156,088
President	2010	$-	$-	$-	$-	$-	$-

Michael Lebor	2011	$150,000	$-	$24,998	$56,091	$-	$231,089
Chief Executive Officer	2010	$-	$-	$-	$-	$-	$-
and Secretary

Steven Berger	2011	$60,000	$-	$-	$-	$-	$60,000
Chief Financial Officer	2010	$-	$-	$-	$-	$-	$-

Columns for non-equity incentive plan compensation and nonqualified deferred compensation earnings are omitted as the amounts are zero.

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(1)	The dollar value of salary (cash and non-cash) earned on a pro forma basis assuming the salary was paid for the full year. The total salary includes actual cash compensation of $41,837 and pro forma salary of $33,173 for Mr. Rosenberg; actual cash compensation of $83,654 and pro forma salary of $66,346 for Mr. Lebor; and actual cash compensation of $25,500 and pro forma salary of $34,500 for Mr. Berger during 2011.
(2)	The dollar value of bonuses (cash and non-cash) earned.
(3)	On June 1, 2011, the Company issued 956,250 shares of its restricted common stock to each of its two principal officers for services rendered. The shares were valued at the same price for which other restricted shares were sold during that period.
(4)	On June 17, 2011, the Company issued warrants to acquire 1,912,500 shares of its common stock for a five-year term at $0.15 per share to each of its two principal officers. The warrants could be exercised when issued and were valued at $56,091 each using the Black-Scholes valuation method.
(5)	All other compensation includes compensation that does not belong in any other column in this table.

2011 Compensation

On June 1, 2011, the Company issued 956,250 shares of its common stock to each of its two principal officers, Mr. Rosenberg and Mr. Lebor, for services rendered. The shares were valued in accordance with ASC 718 at a total of $49,995 and recorded as officers’ compensation.

On June 17, 2011, the Company issued warrants to acquire 1,912,500 shares of the Company’s common stock for a five year term at $0.15 per share to each of its two principal officers, Mr. Rosenberg and Mr. Lebor. The warrants could be exercised when issued and were valued in accordance with ASC 718 at a total of $112,182 and recorded as officers’ compensation. See outstanding equity awards at fiscal year-end table below.

On June 17, 2011, the Company entered into formal written employment agreements with our executive officers, David Rosenberg and Michael Lebor (collectively, the “Executives”).

Employment Agreements

Pursuant to their respective employment agreements, Mr. Rosenberg serves as our President and Mr. Lebor serves as our Chief Executive Officer and Secretary at an annual salary of $150,000 each. Mr. Rosenberg has agreed to reduce his salary to $75,000 per annum until the effective date of the registration statement. The agreements entitle these executives to receive a net year-end performance bonus, based on performance measurements approved by the independent Directors, as well as certain other benefits. These executives are also subject to non-competition and confidentiality requirements. We may terminate these agreements at any time for cause.

Pursuant to the terms of each of the Agreements, upon a change of control of the Company, and upon a fundamental adverse change occurring in the employment of the particular Executive without the agreement of that Executive, the Executive has the option to terminate his employment and the Agreement, triggering the payment of a termination package consisting of an amount equal to the Executive’s base salary for the balance of the term, subject to any withholdings or deductions required by law.

Steven Berger will be compensated at the rate of $5,000 per month to serve as Chief Financial Officer.

Outstanding Equity Awards at Fiscal Year-End

The following summary outstanding equity awards at fiscal year-end table sets forth information concerning equity awards for services rendered in all capacities for the year ended December 31, 2011 and the period from inception (May 14, 2010) through December 31, 2010 awarded to, earned by, or paid to: (i) David Rosenberg, our President; (ii) Michael Lebor, our Chief Executive Officer and Secretary; and Steven Berger, our Chief Financial Officer.

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	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)

David Rosenberg	1,912,500	-	-	$0.15	6/16/2016	-	$-	-	$-

Michael Lebor	1,912,500	-	-	$0.15	6/16/2016	-	$-	-	$-

Steven Berger	-	-	-	$-		-	$-	-	$-

2011 Awards

On June 17, 2011, the Company issued warrants to acquire 1,912,500 shares of the Company’s common stock for a five year term at $0.15 per share to each of its two principal officers, Mr. Rosenberg and Mr. Lebor. The warrants could be exercised when issued and were valued in accordance with ASC 718 at a total of $112,182 and recorded as officers’ compensation.

Equity Incentive Plan

Pursuant to Board of Directors and stockholder approval, the Company adopted its 2011 Equity Incentive Plan on June 17, 2011 (the “Plan”) whereby it reserves for issuance up to 10,000,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, and consultants to the Company with additional incentives by increasing their ownership interest in the Company. Directors, officers, employees and consultants of the company are eligible to participate in the Plan. Options in the form of Incentive Stock Options (“ISOP”) and Non-Statutory Stock Options (“NSO”) may be granted under the Plan. Restricted Stock may also be granted under the Plan.

Securities Authorized For Issuance Under Equity Incentive Plans

As of December 31, 2011, there were 10,000,000 shares of our common stock reserved and available for future grants of options and other awards under our Plan. As of the same date, there were no awards outstanding under the Plan.

Administration

We expect our board of directors will establish a compensation committee that, among other duties, will administer the Plan. The compensation committee will be composed of two members of the Board, a majority of whom will be “non-employee directors” within the meaning of Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended. Members of our compensation committee will serve at the pleasure of our Board.

Our Plan permits the Compensation Committee to grant the following types of awards.

Stock Options. Stock options are contractual rights entitling an optionee who has been granted a stock option to purchase a stated number of shares of our common stock at an exercise price per share determined at the date of the grant. Options are evidenced by stock option agreements with the respective optionees. The exercise price for each stock option granted under our Plan will be determined by our Board of Directors or a committee of the Board at the time of the grant, but will not be less than fair market value on the date of the grant. Our Board of Directors or a committee of the Board will also determine the duration of each option; however, no option may be exercisable more than ten years after the date the option is granted. Within the foregoing limitations, the Board of Directors or committee of the Board may, in its discretion, impose limitations on exercise of all or some options granted under our Plan, such as specifying minimum periods of time after grant during which options may not be exercised. Options granted under our Plan will vest at rates specified in the option agreement at the time of grant; however, all options granted under our Plan will vest upon the occurrence of a change of control, as defined in the Plan. Our Plan also contains provisions for our Board of Directors or a committee of the Board to provide in the participants’ option award agreements for accelerating the right of an individual employee to exercise his or her stock option or restricted stock award in the event of retirement or other termination of employment. No cash consideration is payable to us in exchange for the grant of options.

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Our Plan provides that the stock options may either be Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or Non-Qualified Options, which are stock options other than Incentive Stock Options within the meaning of Sections 422 of the Code. Incentive Stock Options may be granted only to our employees or employees of our subsidiaries, and must be granted at a per share option price not less than the fair market value of our common stock on the date the Incentive Stock Option is granted. In the case of an Incentive Stock Option granted to a shareholder who owns shares of our outstanding stock of all classes representing more than 10% of the total combined voting power of all of our outstanding stock of all classes entitled to vote in the election of directors, the per share option price must be not less than 110% of the fair market value of one share of our common stock on the date the Incentive Stock Option is granted and the term of such option may not exceed five years. As required by the Code, the aggregate fair market value, determined at the time an Incentive Stock Option is granted, of our common stock with respect to which Incentive Stock Options may be exercised by an optionee for the first time during any calendar year under all of our incentive stock option plans may not exceed $100,000.

The exercise price for Non-Qualified Options may not be less than the fair market value of our common stock on the date the Non-Qualified Option is granted. Non-Qualified Options are not subject to any of the restrictions described above with respect to Incentive Stock Options. The exercise price of stock options may be paid in cash, in whole shares of our common stock, in a combination of cash and our common stock, or in such other form of consideration as our Board of Directors or the committee of the Board may determine, equal in value to the exercise price. However, only shares of our common stock which the option holder has held for at least six months on the date of the exercise may be surrendered in payment of the exercise price for the options. In no event may a stock option be exercised after the expiration of its stated term.

Restricted Stock. Restricted shares of our common stock may be granted under our Plan subject to such terms and conditions, including forfeiture and vesting provisions, and restrictions against sale, transfer or other disposition as the Board of Directors or a committee of the Board may determine to be appropriate at the time of making the award. In addition, the Board of Directors or a committee of the Board may direct that share certificates representing restricted stock be inscribed with a legend as to the restrictions on sale, transfer or other disposition, and may direct that the certificates, along with a stock power signed in blank by the grantee, be delivered to and held by us until such restrictions lapse. The Board of Directors or a committee of the Board, in its discretion, may provide in the award agreement for a modification or acceleration of shares of restricted stock in the event of permanent disability, retirement or other termination of employment or business relationship with the grantee.

Director Compensation

For the year ended December 31, 2011 and the period from inception (May 18, 2010) through December 31, 2010, the Company did not compensate its directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

This table sets forth certain information regarding the ownership of our common stock as of January 1, 2012 by: (i) each director; (ii) each of our current executive officers; (iii) all of our directors and executive officers as a group; and (iv) all those known by us to be beneficial owners of at least five percent of our common stock. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof, through the exercise or conversion of any stock option, convertible security, warrant or other right. Inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of		Escrow Shares	Percent of
Beneficial Owner (1)	Common Shares	(4)	Class (5)

David Rosenberg (2)	7,650,000	2,500,000	43%

Michael Lebor (2)	7,650,000	2,500,000	43%

Kenneth Londoner (2)(3)	2,727,273	-
Steven Berger (1)	-	-	-
David Berger (1)	-	-	-
Philip Friedman (1)
	18,227,273	5,000,000	86%

(1)	The address for each of these persons is 321 West 44th Street, New York, New York 10036.

(2)	Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forthopposite such stockholder’s name. Includes shares underlying warrants to purchase 1,912,500 shares held by each of Messrs. Rosenberg and Lebor.

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(3)	Includes 136,364 shares currently owned, 1,818,181 shares issuable upon conversion of Senior Secured Notes, and a warrant to purchase 909,091 shares of Common Stock held by Endicott Management Partners, L.P . over which Mr. Londoner has voting and investment control. Mr. Londoner disclaims beneficial ownership of the foregoing securities.

(4)	On June 17, 2011, the Company issued an aggregate of 5,000,000 shares of Common Stock to Messrs. Lebor and Rosenberg. Pursuant to the provisions of the Securities Purchase Agreement with the holders of the Senior Secured Notes, the shares are being held in escrow, and will be released to Messrs. Lebor and Rosenberg upon the following terms and conditions: 3,300,000 shares will be released upon the Company’s reaching $1,000,000 in audited revenues over any consecutive twelve month period with the remaining shares issued when the Company reaches $3,000,000 in audited revenues over any consecutive twelve month period. In the event either of the milestones is not reached by June 30, 2016, the remaining shares will revert to the Company. These milestones have not been met as of January 1, 2012. Messrs. Rosenberg and Lebor do not hold any Senior Secured Notes.

(5)	Does not include Escrow Shares.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Messrs. Rosenberg and Lebor have entered into a Voting Agreement dated August 1, 2011.  Under the Agreement, they have agreed to vote, Mr. Rosenberg or his designee and Mr. Lebor or his designee, as directors of the Company, and for any additional directors for whom they have voting powers. The Agreement further provides that in the event either Mr. Rosenberg or Mr. Lebor determines to sell their stock to a third party, no such sale shall be effective unless the other signatory to the Agreement is given the right to sell upon similar terms and conditions.  The terms of the Agreement include any sales of shares in the public market.  The Agreement is effective for a period of five years, and is binding on Messrs. Rosenberg and Lebor, their successors and assigns.

On June 17, 2011, the Company issued an aggregate of 5,000,000 shares of Common Stock to Messrs. Lebor and Rosenberg.  As required under the terms of the Securities Purchase Agreement with the holders of the Senior Secured Notes,  the shares are being held in escrow, and will only be released to Messrs. Lebor and Rosenberg upon the following terms and conditions:  3,300,000 shares will be released upon the Company’s reaching $1,000,000 in audited revenues over any consecutive twelve month period with the remaining shares issued when the Company reaches $3,000,000 in audited revenues over any consecutive twelve month period.  In the event either of the milestones is not reached by June 30, 2016, the remaining shares will revert to the Company. Messrs. Rosenberg and Lebor are not holders of the Senior Secured Notes.

The Company has assigned all of its  intellectual property rights to its wholly owned subsidiary, chatAND Tech, LLC, a Nevada limited liability company. chatAND Tech LLC’s sole activity and assets are the ownership of our intellectual property.  The Securities Purchase Agreement with the Senior Secured Note Holders provides that in the event the holders of the Senior Secured Notes declare  a default for the reasons below, Messrs. Lebor and Rosenberg shall have the right to acquire up to 60% of the interest in chatAND Tech, LLC in exchange for cancellation by the Company of the shares issued to Messrs. Lebor and Rosenberg:

•	The Company’s product is not functional by June 30, 2012;

•	The Company has not sold at least 150 licenses by June 30, 2012;

•	The Registration Statement is not declared effective by May 15, 2012, or as extended by a majority of the Senior Secured Note Holders; or

•	The issuance of any securities or incurrence of any debt without the prior written consent of the Senior Secured Note Holders.

During 2010 the Company issued 4,462,500 shares to each of its directors and principal shareholders in exchange for intellectual property. The Company acquired the research and development module from its principal shareholders for 8,925,000 shares of its common stock which was valued at $11,443 during 2010. The $11,443 represents the cost of the research and development to the stockholders. The acquired research and development cost was expensed upon completion of the acquisition.

Mr. Steven Berger is Chief Operating Officer of Harborview Advisors LLC.  Affiliates of Harborview Advisors LLC are the holders of Senior Secured Notes and Investor Warrants.

All future transactions between us and our officers, directors or five percent shareholders, and respective affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our audit committee.

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To the best of our knowledge, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000 or one percent of the average total assets at year end for each of the last two fiscal years, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our common stock, or any member of the immediate family of any of the foregoing persons, has an interest.

SELLING STOCKHOLDERS

On June 17, 2011, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers thereunder pursuant to which, we sold an aggregate of (i) $850,000 of our Senior Secured Notes (the “Notes”), which are convertible into shares of our Common Stock at an initial conversion price of $.10 per share, and (ii) warrants to purchase an aggregate of 4,250,000 shares of common stock (the “Investor Warrants”), which are exercisable at an initial exercise price of $.15 per share, which Investor Warrants all expire 5 years from the end of the month of issuance. We received aggregate gross cash proceeds of $817,500 from these transactions. The Selling Stockholders acquired their shares pursuant to a Securities Purchase Agreement, Convertible Notes and Warrants issued on or about such date. Prior thereto, none of the Selling Stockholders had any relationship with the Company. Additionally, the Selling Stockholders, in the aggregate, acquired 5% of the outstanding Common Stock of the Company as of such date.

We have entered into registration rights agreements with the selling shareholders pursuant to which we have agreed to file a registration statement, of which this prospectus is a part, under the Securities Act of 1933, as amended (“the Securities Act”), registering the resale by the selling shareholders of the shares of common stock covered by this prospectus including the above issuable upon exercise of the Warrants by the Selling Stockholders.  We have also agreed to cause such registration statement to become effective, and to keep such registration statement effective. Our failure to satisfy the deadlines set forth in the registration rights agreements may subject us to payment  pursuant to the terms of the registration rights agreements of a penalty of 1% per month for each 30 days or portion thereof, if such Registration Statement is not timely filed, declared effective, or has its effectiveness suspended.

Both the Senior Secured Notes and the Warrants issued to the Selling Stockholders provide for adjustments to the conversion price of the Senior Secured Notes of $0.10 and the exercise price of the Warrants of $0.15 in the event of stock splits, combinations, and certain dividends and distributions. Additionally, each instrument provides for the issuance of additional Shares or Warrants if securities are issued at a price per share less than the conversion price or exercise price then in effect without consideration (in which case such additional shares of Common Stock shall be deemed to have been issued at a price of $0.00001 per share. Accordingly, the Selling Stockholders will be entitled to receive shares at the lowest price if the Company subsequently sells securities without their prior consent.

None of the Selling Stockholders is a broker - dealer or an affiliate of a broker - dealer.

The table below lists the selling shareholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by each of the selling shareholders. The table below has been prepared based on information supplied to us by the selling shareholders. Except as indicated in the footnotes to the table below, the selling shareholders have not had any material relationship with us within the past three years, except for their ownership of our common stock.

The first and second columns lists the minimum number of shares held by each of the selling shareholders and the maximum number of shares of common stock being offered by the selling shareholders under this prospectus. In summary, we are registering for resale by the selling stockholders, an aggregate of 12,750,000 shares of common stock comprised of

•          8,500,000 shares of common stock issuable upon the conversion of the Senior Secured Notes at $.33 per share; and

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•          4,250,000 shares of common stock issuable upon the exercise of Warrants at $.33 per share;

The third and fourth columns assume the sale of all of the shares offered by the selling shareholders pursuant to this prospectus.  The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. We believe that, based on information provided to us by each of the selling stockholders, the selling stockholders listed in the table have sole voting and investment powers with respect to the securities indicated.

Name of Selling Shareholder	Securities Included In Prospectus (1)	Shares Beneficially Owned Prior to Offering (2)	Percentage of Shares Before Offering	Shares Beneficially Owned After Offering (3)

Harborview Value Master Fund L.P. (4) c/o Harborview Advisors 850 Third Avenue Suite 1801 New York, NY 10022	2,727,273	136,364	*	136,364

Stacy Capital Group LLC (5) 201 S. Biscayne Blvd. Miami, Florida 33131	3,068,181	153,409	*	153,409

The Corban LLC (6) 19 Horizon Drive Wayne, New Jersey	1,159,094	57,955	*	57,955

Endicott Management Partners LLC (7) 10 Red Coat Road Westport, CT 06880	2,727,273	136,364	*	136,364

David Stefansky (8) 850 Third Avenue Suite 1801 New York, NY 10022	3,068,181	153,409	*	153,409

(1)  Includes shares of common stock being registered and issuable upon conversion of Senior Secured Notes and shares of common stock being registered which are issuable upon the exercise of warrants issued to such person. Except as indicated in the other footnotes to this table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.   These warrants include a pricing adjustment feature that may increase the number of shares issuable upon exercise of the warrants.  Any additional shares issuable as a result thereof are not covered by the Registration Statement and will require an additional Registration Statement.

(2)  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

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(3)  Assumes that all securities registered will be sold.  The Senior Secured Notes and warrants contain a provision that the Company cannot issue shares upon conversion of the Notes or exercise of the warrants to the extent that the number of shares then outstanding held by the warrant holders and the shares issuable upon conversion of the Notes or exercise of the warrants exceed 9.9% of the outstanding Common Stock as determined in accordance with Rule 13d-3 under the Exchange Act.

(4)  Includes 1,818,182 shares issuable upon conversion of the Senior Secured Notes and 909,091 shares which are issuable upon the exercise of warrants . Messrs. Richard Rosenblum and David Stefansky have voting and investment control over the securities held by Harborview Value Master Fund L.P.  Messrs. Rosenblum and Stefansky disclaim beneficial ownership of such shares.

(5)  Includes 2,045,455 shares issuable upon conversion of the Senior Secured Notes and 1,022,726 shares which are issuable upon the exercise of warrants. Mr. Solomon Eisenberg has voting and investment control over the securities held by Stacy Capital Group LLC.  Mr. Eisenberg disclaims beneficial ownership of such shares.

(6) Includes 772,729 shares issuable upon conversion of the Senior Secured Notes and 386,365 shares which are issuable upon the exercise of warrants. Mr. Richard Rosenblum has voting and investment control over the securities held by The Corban LLC.

(7)  Includes 1,818,182 shares issuable upon conversion of the Senior Secured Notes and 909,091 shares which are issuable upon the exercise of warrants .Mr. Kenneth Londoner has voting and investment control over the securities held by Endicott Management Partners LLC.  Mr. Londoner disclaims beneficial ownership of such shares.

(8) Includes 2,045,455 shares issuable upon conversion of the Senior Secured Notes and 1,022,726 shares which are issuable upon the exercise of warrants.

*    Less than 1%

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PLAN OF DISTRIBUTION

Company Offering

The Company Offering will be offered  in Units consisting of one share of Common Stock and a five year warrant to purchase one-half  share of Common Stock  (at an initial exercise price of $0.50) at a fixed price of $.40 per Unit with a minimum of 7,500,000 Units and a maximum of 20,000,000 Units to be offered.

This Company Offering will be conducted utilizing only the efforts of our directors and officers, David Rosenberg and Michael Lebor. Potential investors will include, but are not limited to, family, business associates, friends and acquaintances. The intended methods of communication include, without limitation, telephone and personal contact. In our endeavors to sell this offering, we do not intend to use any mass advertising methods such as the internet or print media. There can be no assurance that all, or any, of the shares will be sold.

Messrs. Rosenberg and Lebor do not have any experience in conducting an offering. They will receive no commission from the sale of any shares. They are not registered as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As a result, we may not be able to raise any funds successfully. If we are not able to raise sufficient funds, our business will suffer and your investment may materially adversely affected.

Messrs. Rosenberg and Lebor are not statutorily disqualified, are not being compensated, and are not associated with a broker/dealer. They are and will continue to be our directors and officers at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They will not participate in selling and offering securities for any issuer more than once every twelve months.

Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various locations where the offering will be registered. We will not utilize the Internet to advertise our offering. Messrs. Rosenberg and Lebor will also distribute the prospectus to potential investors at the meetings, to business associates and to their friends and relatives who are interested in us and a possible investment in the offering. Management and affiliates thereof will not purchase shares in this offering.

We also may retain placement agents, where permitted by law, to assist us in the offering and selling of the shares of our common stock. At this time, we do not have any binding commitments, agreements, or understandings with any placement agents. In the event we elect to utilize placement agents for sale of the shares of our common stock, we will amend this prospectus. If we use placement agents to assist us with the sale of shares of our common stock, each such placement agent will receive a commission on the sale of every share of our common stock sold by such placement agent pursuant to this prospectus. To the extent that we are able to sell the shares of our common stock directly through our officers, the proceeds we receive from this offering will be correspondingly higher

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Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to brokers-dealers, they do not apply to us.

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All costs associated with the registration will be borne by us.

We have not authorized any person to give any information or to make any representations in connection with this offering other than those contained in this prospectus and if given or made, that information or representation must not be relied on as having been authorized by us. This prospectus is not an offer to sell or a solicitation of an offer to buy any of the securities to any person in any jurisdiction in which that offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances, create any implication that the information in this prospectus is correct as of any date later than the date of this prospectus. Purchasers of shares either in this offering or in any subsequent trading market that may develop must be residents of states in which the securities are registered or exempt from registration. Some of the exemptions are self-executing, that is to say that there are no notice or filing requirements, and compliance with the conditions of the exemption renders the exemption applicable.

Shares of our common stock sold in this offering will be freely transferable, except for shares of our common stock received by persons who may be deemed to be our “affiliates” under the Securities Act of 1933, as amended. Persons who may be deemed to be our affiliates generally include individuals or entities that control, are controlled by or are under common control with us, and may include our senior officers and directors, as well as principal shareholders. Persons who are our affiliates will be permitted to sell their shares of our common stock only pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an exemption from the registration requirements of the Securities Act of 1933, as amended, such as the exemption afforded by Section 4(1) of the Securities Act of 1933, as amended, or Rule 144 adopted under the Securities Act of 1933, as amended.

Offering Period and Expiration Date

The Units  will be offered for a period of two hundred forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) the date when the sale of all 20,000,000 Units  is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 20,000,000 Units  registered under the Registration Statement of which this Prospectus is part or (iii) the 241st day after the date of this prospectus. We do not expect a trading market to develop for the warrants.

Procedures for Subscribing

The following are the summary of the material terms of the Investment Confirmation Agreement which is filed as an exhibit to this registration statement.

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1.	The agreement includes the price per Unit and the total amount of Units being purchased

2.	Subscriber warrants to the company: a) He/She recognizes that the purchase of Shares and Warrants involves a high degree of risk and can afford the loss of their entire investment; b) There is no current market for the Shares and Warrants: c) Subscriber has received a copy of the prospectus.

3.	Company warrants to the Subscriber that: a) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.; b) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

If you decide to subscribe for any shares in this offering, you must

- execute and deliver an Investment Confirmation Agreement

- deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to VStock Transfer, LLC.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 2 business days after we receive them, subject to the minimum number of Units being sold and pending the next closing.

Escrow Agreement

The Company has entered into an agreement with vStock Transfer, LLC of Cedarhurst, New York effective as of November 1, 2011, to act as escrow agent for the offering.  The escrow agent acts as a depository only without liability or responsibility for any other matters. Pursuant to the terms of the escrow agreement all funds raised will be deposited with the escrow agent who will place all funds in a non-interest bearing account.    The escrow agent shall hold the funds in the escrow account until

(i) the minimum subscription amount is met in which event the escrow agent will release the funds to the Company; or

(ii) the termination date is reached and the minimum subscription amount is not met in which event the escrow agent will return to each investor the amount of that investor's deposit.  All fees of the Escrow Agent will be borne by Company .

The offering will terminate immediately and all funds will be returned promptly if the minimum offering amount is not subscribed for within 240 days. The Company reserves the right to terminate the offering at any time after the minimum offering amount has been subscribed for whether or not the full offering amount has been subscribed for. A minimum of 7,500,000 Units  must be sold by the Company before the Company Offering can be closed.   The maximum number of Units  that can be sold by the Company pursuant to the terms of this offering is 20,000,000 Units .  All funds received will be held in escrow pursuant to an escrow agreement with VStock Transfer, LLC.  If the minimum offering amount is not met by the date of termination of the offering, all funds, without interest thereon, will be returned to the subscribers by the Escrow Agent within five days after termination of the offering.  Funds received after the initial closing will be immediately available to the Company for use by it in additional increments of 1,250,000 Units at the request from the Company from time to time, or upon termination of the offering.

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The Company Offering will terminate 8 months from the date of this prospectus unless earlier fully subscribed or terminated by the Company at the end of such period.  The Company intends to maintain the currency and accuracy of this prospectus for a period of up to five years.  All costs incurred in the registration of the Shares are being borne by the Company.

Resales of the Securities under State Securities Laws

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act. Resales of the Shares in the secondary market will be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker).

Selling Shareholders Offering

The Selling Shareholders  Offering consists of a maximum of 12,750,000 shares of common stock at a initial offering price of $.33 until a market  develops for our common stock .

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. The shares of common stock may be sold by the Selling Stockholders at a fixed price of $0.33 per share unless and until a market develops for our shares. Thereafter, they may be sold  in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. Pursuant to Rule 416 of the Securities Act of 1933, also registered hereby are such additional and indeterminable number of shares as may be issuable due to adjustments for changes resulting from stock dividends, stock splits and similar changes as well as anti-dilution provisions applicable to the Senior Secured Notes and warrants. The selling security holders may use any one or more of the following methods when disposing of shares:

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•          ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•          block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•          purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

•          an exchange distribution in accordance with the rules of the applicable exchange;

•          privately negotiated transactions;

•          to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

•          broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•          a combination of any of these methods of sale; and

•          any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

Both the Senior Secured Notes and the Warrants issued to the Selling Stockholders provide for adjustments to the conversion price of the Senior Secured Notes of $0.10 and the exercise price of the Warrants of $0.15 in the event of stock splits, combinations, and certain dividends and distributions. Additionally, each instrument provides for the issuance of additional Shares or Warrants if securities are issued at a price per share less than the conversion price or exercise price then in effect without consideration (in which case such additional shares of Common Stock shall be deemed to have been issued at a price of $0.00001 per share. Accordingly, the Selling Stockholders will be entitled to receive shares at the lowest price if the Company subsequently sells securities without their prior consent.  These additional shares are not being registered hereunder.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

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The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter.  The selling stockholders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that any of the selling stockholders are deemed an affiliated purchaser or distribution participant within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In addition, if a short sale is deemed to be a stabilizing activity, then the selling stockholders will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

If a selling stockholder notifies us that it has a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholder and the broker-dealer.

DESCRIPTION OF SECURITIES

General

On June 17, 2011, we completed an offering of $850,000 of our 5% Convertible Senior Secured Notes (the “Senior Secured Notes”) to five accredited investors pursuant to Regulation D under the Securities Act of 1933. (the Selling Stockholder)

The Senior Secured Notes are convertible into shares of the Company's common stock at a conversion price of $0.10 per share (subject to adjustment); mature on June 17, 2012; bear interest at the rate of 5% per annum, payable quarterly in arrears (the Company has the option to pay interest in common stock at the then prevailing conversion price); secured by a stock pledge by the principal stockholders in the Company (other than the Selling Stockholders) of all of their holdings in the Company; and limitations on additional indebtedness.

The Selling Holders were also issued Investor Warrants to acquire a total of 4,250,000 shares of the Company's common stock at an exercise price of $0.15 per share for a five year term.

The Notes and the Investor Warrants are subject to price protection.

As at January 1, 2012, there are issued and outstanding securities of the Company on a fully diluted basis as follows:

•     17,750,001 shares of our common stock held by the present stockholders, including 5,000,000 shares held in escrow pending certain milestone events; (See "Security Ownership of Certain Beneficial Owners and Management")

•     8,500,000 shares of our common stock reserved for issuance on conversion of our outstanding Senior Secured Notes; and

•     8,500,000 shares of our common stock reserved for issuance under our Warrants;

The following description of the Company’s capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the Company’s certificate of incorporation, as amended, its certificates of designation and bylaws and by the provisions of applicable law.

Our authorized capital stock consists of 500,000,000 shares of Common Stock, par value $0.00001 per share and 100,000,000 shares of Preferred Stock, par value $0.00001 per share.  The Board of Directors has the authority to designate one or more classes or series of Preferred Stock and to the set the relative rights and preferences of each class or series without further stockholder action.  To date, the Board has not designated any series or class of the Preferred Stock.

Changes in Capital - On June 3, 2011, pursuant to shareholder approval the Company amended its Articles of Incorporation and increased its authorized Common Stock, par value $0.00001, to 500,000,000 shares and authorized 100,000,000 shares of Preferred Stock par value $0.00001. No Preferred Stock has been issued to date. Effective June 3, 2011, the Board of Directors approved a 127,500 for 1 forward split of the authorized, issued and outstanding common stock of the Company and a decrease in the par value from $3,333 to $0.00001 which was filed in Nevada on June 3, 2011.  All share references have been restated to give effect to the forward split.

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Common Stock

a. Voting Rights. Except as otherwise provided by law, each share of Common Stock shall entitle the holder thereof to one vote in any matter that is submitted to a vote of stockholders of the Company.

Except as otherwise required by law or as provided in the designations of any class or series of our Preferred Stock, the holders of our Common Stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our Common Stock that are present in person or represented by proxy. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate  of incorporation. Our certificate  of incorporation does not provide for cumulative voting in the election of directors.

Holders of our Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

b. Dividends. Subject to the express terms of any Preferred Stock outstanding from time to time, such dividend or distribution as may be determined by the board of directors of the Company (the “Board of Directors”) from time to time be declared and may be paid or made upon the Common Stock out of any source at the time lawfully available for the payment of dividends, and all such dividends shall be shared equally by the holders of Common Stock on a per share basis.

c. Liquidation. The holders of Common Stock shall be entitled to share ratably, upon any liquidation, dissolution or winding up of the affairs of the Company (voluntary or involuntary), all assets of the Company which are legally available for distribution, if any, remaining after payment of all debts and other liabilities and subject to the prior rights of any holders of Preferred Stock of the preferential amounts, if any, to which they are entitled.

The Company  has elected not to be governed by  (a) the provisions of Chapters 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes (“NRS”) pertaining to acquisitions of controlling interest and (b) and the provisions of Chapters 78.411 to 78.444, inclusive, of the NRS pertaining to combinations with interested stockholders.

Options

We adopted an Equity Incentive Plan in June 17, 2011, pursuant to which 10,000,000 shares of our Common Stock are reserved for issuance pursuant to awards granted under the plan to employees, directors, consultants, and other service providers. No shares of Restricted Stock have been awarded to date under such plan to officers and directors.

Warrants

Company Offering

In connection with the Company Offering, we expect issue  warrants to purchase  up to an aggregate of an aggregate of 10,000,000 shares of our common stock. Such Warrants entitle the holders to purchase shares of our common stock at exercise prices of $0.50 per share (subject, in each case, to adjustment) and will expire no later than approximately five years from the effective date of this Registration Statement . Prior to exercise, the Warrants do not confer upon holders any voting or any other rights as a stockholder.  The Warrants do not have cashless exercise rights.  The warrants in the Company offering (as a component of the Units) and the shares of Common Stock underlying the warrants are being registered on this prospectus.  We intend to keep this Registration Statement effective for a period ending on the earlier of five years from the Effective Date of this Prospectus or exercise of all the Warrants.

Selling Stockholders

In connection with the Private Placement, we issued warrants (“Investor Warrants”) to purchase an aggregate of 4,250,000 shares of our common stock to the investors. Such Investor Warrants entitle the holders to purchase shares of our common stock at exercise prices of $0.15 per share (subject, in each case, to adjustment) and will expire no later than approximately five years from the initial issuance of the relevant Investor Warrant. Prior to exercise, the Investor Warrants do not confer upon holders any voting or any other rights as a stockholder.  The shares of Common Stock underlying the warrants are being registered on this prospectus.

If at any time during the period commencing one (1) year from the Original Issue Date of the relevant Investor Warrant or such later date as my be applicable and ending on its Expiration Date, there is not then in effect a valid Registration Statement (as defined in the Registration Rights Agreement), the Holder may elect a ¨cashless exercise¨ of the Warrant. If a holder makes a cashless exercise, we will be obligated to issue to the holder a number of shares based on a formula which takes into account the number of shares being exercised, the then applicable exercise price and the average closing bid prices for the Company’s Common Stock for the three trading days prior to the exercise, but we will receive no payment from the holder for such shares.

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With certain limited exceptions, we are prohibited from effecting the exercise of the Investor Warrants to the extent that, after such exercise, the holder’s beneficial ownership of the Company’s Common Stock would exceed 4.99% of the then outstanding shares of our Common Stock (after taking into account the shares to be issued on such exercise).

These warrants include a pricing adjustment feature that may increase the number of shares issuable upon exercise of the warrants.  Any additional shares issuable as a result thereof are not covered by the Registration Statement and will require an additional Registration Statement.

Dividends

The Company anticipates that all future earnings will be retained to finance future growth. The payment of dividends, if any, in the future to the Company’s common stockholders is within the discretion of the Board of Directors of the Company and will depend upon the Company’s earnings, its capital requirements and financial condition and other relevant factors. The holders of the Company’s Preferred Stock which have a preference in the Company’s dividends must receive such dividends before any dividends can be paid to the holders of the Company’s Common Stock. The Company has not paid a dividend on its Common Stock and does not anticipate paying any dividends on its Common Stock in the foreseeable future but instead intends to retain all earnings, if any, for use in the Company’s business operations, or to meet its obligations to the holders of its Preferred Stock having a preference in the Company’s dividends.

Transfer Agent and Registrar

The transfer agent for our common stock and warrants will be vStock Transfer, LLC.  Our transfer agent’s address is 77 Spruce Street, Suite 201, Cedarhurst, New York 11516.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

No Trading Market

There is currently no established public trading market for the Company’s securities. A trading market in the securities may never develop.

Admission to Quotation on the OTC Bulletin Board

At the closing of this offering, we intend to register our Common Stock, $0.00001 par value pursuant to Section 12 (g) of Ther Securities Exchange Act and to comply with our filing and reporting obligations thereunder. Furthermore,  if the Company meets the qualifications, it intends to apply for quotation of its securities on the OTC Bulletin Board. We expect our Common Stock to be quoted under the symbol “CHAT”.  The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers and (2) securities admitted to quotation are offered by one or more broker-dealers rather than the "specialist" common to stock exchanges. To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing.

As of August 23, 2011, there were approximately 8 holders of record of our Common Stock.

LEGAL MATTERS

The validity of our Common Stock offered hereby has been passed upon by Krieger & Prager, LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2011 and 2010, and for the period then ended, appearing in this prospectus and registration statement have been audited by Turner, Stone & Company L.L.P., independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a Registration Statement on Form S-1 we have filed with the SEC. We have not included in this prospectus all of the information contained in the Registration Statement and you should refer to our Registration Statement and its exhibits for further information.

56

We intend to file annual, quarterly, and special reports, proxy statements, and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  Copies of these materials may also be obtained from the SEC at prescribed rates by writing to the Public Reference Section of the SEC, 100 F. Street, N.E., Washington, D.C. 20549. You may obtain information about the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public from commercial document retrieval services at the website maintained by the SEC at http://www.sec.gov, and our website, www.chatand.com.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITIES

The Nevada Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles provide for the elimination of liability of our directors and officers for monetary damages for their breach of fiduciary duty to the fullest extent provided by Nevada law.  Also, our Articles provide that our directors and officers shall be indemnified by chatAND, Inc. against any liability to the fullest extent provided by law.

At present, there is no pending litigation or proceeding involving a director, officer or employee regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our Articles may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling chatAND, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

57

[Back Page of Prospectus]

PROSPECTUS

chatAND, INC.

20,000,000 Units

each Unit consisting of

1 Share of Common Stock (20,000,000 Shares) and

Warrant to purchase one-half Share of Common Stock (10,000,000 Shares)

10,000,000 Shares of Common Stock issued on exercise of the Warrants

and

12,750,000 Shares of Common Stock

Total: 42,750,000 Shares of Common Stock

_______________

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. This prospectus is not an offer of these securities in any jurisdiction where an offer and sale is not permitted.

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2012, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

58

chatAND, Inc. and Subsidiary

(development stage companies)

December 31, 2011

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors

chatAND, Inc. and Subsidiary

321 West 44th Street

New York, New York 10036

We have audited the accompanying consolidated balance sheets of chatAND, Inc. and Subsidiary (the “Company”) (development stage companies) at December 31, 2011 and 2010 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the year ended December 31, 2011 and the periods from inception (May 14, 2010) through December 31, 2011 and 2010. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of chatAND, Inc. and Subsidiary, (development stage companies) as of December 31, 2011 and 2010, and the consolidated results of their operations and their cash flows for the year ended December 31, 2011 and the periods from inception (May 14, 2010) through December 31, 2011 and 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company plans to raise additional capital to fund its operations during 2012. There is no assurance that the amount raised will be sufficient to complete its business plan. This condition raises substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments that may result from the outcome of these uncertainties.

/s/ Turner, Stone & Company, LLP
Turner, Stone & Company, LLP

Certified Public Accountants

Dallas, Texas

March 13, 2012

F-2

chatAND, Inc. and Subsidiary

(development stage companies)

Consolidated Balance Sheets

December 31, 2011 and December 31, 2010

	2011	2010
Assets
Current assets:
Cash and cash equivalents	$391,676	$11,941
Prepaid expenses	14,896	-
Total current assets	406,572	11,941
Property and equipment, at cost	8,060	1,109
Accumulated depreciation	(803)	(92)
Net property and equipment	7,257	1,017
Intellectual property	9,841	3,341
Total assets	$423,670	$16,299

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Accounts payable	$46,030	$465
Accrued expenses	23,021	-
Senior convertible debentures	780,437	-
Total liabilities	849,488	465

Commitments and contingencies (Note 7)

Stockholders' equity (deficit):
Preferred stock: $0.00001 par value; 100,000,000
shares authorized; no shares issued and outstanding	-	-
Common stock: $0.00001 par value; 500,000,000 shares
authorized; 17,750,001 (Note 5) and 10,837,500 shares
issued at December 31, 2011 and 2010; and 12,750,001
and 10,837,500 outstanding at December 31, 2011 and
2010, respectively	128	108
Additional paid-in capital	375,252	61,320
Accumulated deficit	(801,198)	(45,594)
Total stockholders' equity (deficit)	(425,818)	15,834
Total liabilities and stockholders' equity (deficit)	$423,670	$16,299

See accompanying notes to consolidated financial statements.

F-3

chatAND, Inc. and Subsidiary

(development stage companies)

Consolidated Statements of Operations

For the year ended December 31, 2011 and the periods

from inception (May 14, 2010) through December 31, 2011 and 2010

		From Inception (May 14, 2010) to
		December 31,	December 31,
	2011	2010	2011

Revenue	$-	$-	$-
Total revenue	-	-	-

Costs and expenses:
General and administrative expense	379,040	-	379,040
Research and development expense	92,424	45,594	138,018
Non-cash compensation for officers	162,177	-	162,177
Total costs and expenses	633,641	45,594	679,235
Net loss from operations	(633,641)	(45,594)	(679,235)
Other income (expense):
Interest income	874	-	874
Interest expense	(122,837)	-	(122,837)
Total other income (expense)	(121,963)	-	(121,963)
Net loss	$(755,604)	$(45,594)	$(801,198)

Net loss per share, basic and diluted	$(0.06)	$(0.00)

Weighted average shares outstanding, basic and diluted	11,953,562	10,837,500

See accompanying notes to consolidated financial statements.

F-4

chatAND, Inc. and Subsidiary

(development stage companies)

Consolidated Statement of Stockholders' Equity (Deficit)

From Inception (May 14, 2010) through December 31, 2011

							Deficit
							Accumulated
						Additional	During
		Preferred Stock		Common Stock		Paid-in	Development
	Date	Shares	Par Value	Shares	Par Value	Capital	Stage	Total

Balance at May 14, 2010		-	$-	-	$-	$-	$-	$-
Common stock issued for:
Cash	6/11/2010	-	-	15	49,995	-	-	49,995
Intellectual property	6/11/2010	-	-	70	233,310	(221,877)	-	11,433
Net loss		-	-	-	-	-	(45,594)	(45,594)
Amendment to articles of
incorporation	6/3/2011	-	-	10,837,415	(283,197)	283,197	-	-
Balance at December 31, 2010		-	-	10,837,500	108	61,320	(45,594)	15,834
Common stock issued for services by officers	6/1/2011	-	-	1,912,501	20	49,975	-	49,995
Detachable warrants issued with convertible debentures	6/17/2011	-	-	-	-	151,775	-	151,775
Warrants issued for services by officers	6/17/2011	-	-	-	-	112,182	-	112,182
Net loss		-	-	-	-	-	(755,604)	(755,604)
Balance at December 31, 2011		-	-	12,750,001	$128	$375,252	$(801,198)	$(425,818)

See accompanying notes to consolidated financial statements.

F-5

chatAND, Inc. and Subsidiary

(development stage companies)

Consolidated Statement of Cash Flows

For the year ended December 31, 2011 and the periods

from Inception (May 14, 2010) through December 31, 2011 and 2010

		From Inception (May 14, 2010) to
		December 31,	December 31,
	2011	2010	2011

Cash flows from operating activities
Net loss	$(755,604)	$(45,594)	$(801,198)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	711	92	803
Amortization of warrant cost	82,212	-	82,212
Common stock and warrants issued to officers for compensation	162,177	-	162,177
Research and development cost acquired for stock	-	11,433	11,433
Change in assets and liabilities:
Prepaid expenses	(14,896)	-	(14,896)
Accounts payable	45,565	465	46,030
Accrued expenses	23,021	-	23,021
Net cash used in operating activities	(456,814)	(33,604)	(490,418)

Cash flows from investing activities
Purchase of intellectual property	(6,500)	(3,341)	(9,841)
Purchase of furniture and equipment	(6,951)	(1,109)	(8,060)
Net cash used in investing activities	(13,451)	(4,450)	(17,901)

Cash flows from financing activities
Proceeds from senior convertible debentures	850,000	-	850,000
Sale of common stock	-	49,995	49,995
Net cash provided by financing activities	850,000	49,995	899,995

Net increase in cash and cash equivalents	379,735	11,941	391,676
Cash and cash equivalents, beginning of period	11,941	-	-
Cash and cash equivalents, end of period	$391,676	$11,941	$391,676

Supplemental cash flow information
Cash paid for interest and income tax:
Interest	$-	$-	$-
Income taxes	-	-	-

Non-cash investing and financing activities:
Common stock issued for research and development cost		$11,433	$11,433

See accompanying notes to consolidated financial statements.

F-6

chatAND, Inc. and Subsidiary

(development stage companies)

Notes to Consolidated Financial Statements

NOTE 1:          ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation and Organization

The financial statements include the accounts of chatAND, Inc. (“Chat&”), a Nevada corporation organized on May 14, 2010 and its wholly owned subsidiary CHATAND TECH, LLC (“Tech”), a limited liability company organized in Nevada on May 13, 2011, (collectively referred to herein as the “Company”). All significant intercompany balances and transactions have been eliminated in consolidation.

Effective June 3, 2011, the Board of Directors approved a 127,500 for 1 forward split of the authorized, issued and outstanding common stock of the Company and a decrease in the par value per share from $3,333 to $0.00001. An amendment to the Company’s certificate of incorporation reflecting these changes was filed in Nevada on June 3, 2011. All share references have been restated to give effect to the forward split as if it happened prior to the periods presented.

Nature of business

Chat& is a technology company that intends to provide online assistance, engagement and conversion solutions that allow for real-time assistance. The technology will provide a platform that connects businesses, their sales associates and customer service representatives with website visitors and online shoppers seeking assistance with their purchases. The Chat& software is a 100% hosted no download software-as-a-service ("SaaS") application that allows the live sales and support staff of a business to connect directly with customers in a 1 to 1 real-time session. Utilizing Video-Chat and Co-Browsing, Chat& aims to redefine the online shopping experience by virtually recreating all of the benefits of a live showroom environment within a website.

Development stage

The Company is considered a development stage company because it has limited resources and has not established operations to generate sufficient capital to complete our business plan. Accordingly, the operations of the Company are presented as those of a development stage enterprise, from inception (May 14, 2010).

Going Concern

The Company has not established sources of revenue sufficient to fund the development of business, projected operating expenses and commitments for the next twelve months. The Company incurred a loss of $801,198 during the period from inception (May 14, 2010) through December 31, 2011. The loss includes $162,177 in non-cash compensation and $82,212 in amortization of warrant cost.

F-7

The Company completed funding of $850,000 in secured convertible debentures in June 2011. The debentures are due in June 2012. However, there is no assurance that the Company will be successful in obtaining enough customers to provide sufficient revenue to complete its business plan and achieve profitable operations or that the funds received are sufficient to achieve the Company's goals.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying statements have been prepared assuming that the Company will continue as a going concern. These financial statements do not reflect any adjustments that might result from the outcome of these uncertainties.

Cash and cash equivalents

The Company considers all cash on hand, cash in banks and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. At times cash and cash equivalent balances at a limited number of banks and financial institutions may exceed insurable amounts. The Company believes it mitigates its risks by depositing cash or investing in cash equivalents in major financial institutions.

Revenue recognition

The Company's revenue will initially consist of monthly user fees for each customer service representative. Other revenue sources are expected to develop as the business evolves.

The Company will recognize revenue when all of the following conditions are satisfied: (1) there is persuasive evidence of an arrangement; (2) the service has been provided to the customer; (3) the collection of fees is reasonably assured; and (4) the amount of fees to be paid by the customer is fixed or determinable.

Software Development Costs

For its website development costs and the development costs related to its business software, the Company capitalizes costs incurred during the application development stage. Costs related to preliminary project activities and post implementation activities are expensed as incurred. Internal use software is amortized on a straight line basis over its estimated useful life, generally three years. Management evaluates the useful lives of these assets on an annual basis and tests for impairment whenever events or changes in circumstances occur that could impact the recoverability of the assets.

Stock option plans

Pursuant to Board of Directors and stockholder approval, the Company adopted its 2011 Equity Incentive Plan effective June 1, 2011 (the "Plan") whereby it reserved for issuance up to 10,000,000 shares of its common stock. The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership interest in the Company. Directors, officers, employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options ("ISO") and Non-Statutory Stock Options ("NSO") may be granted under the Plan. Restricted Stock may also be granted under the Plan. As of December 31, 2011, no shares had been granted and there were still 10,000,000 shares of our common stock reserved and available for future grants of options and other awards under our Plan and there were no options outstanding.

F-8

Compensation cost relating to share-based payment transactions (including the cost of all employee stock options) is required to be recognized in the financial statements and covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. That cost will be measured based on the estimated fair value of the equity or liability instruments when issued.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company’s options would have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion the existing models may not necessarily provide a reliable single measure of the fair value of the Company’s options, although they provide the best estimate currently available.

Deferred income taxes

Deferred income taxes are provided for temporary differences between financial and tax reporting in accordance with the liability method at currently enacted income tax rates applicable to the period assets and liabilities are expected to be realized or settled. A valuation allowance is recorded to reduce the carrying amounts of deferred tax assets unless management believes it is more likely than not those assets will be realized. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Earnings (loss) per common share

The Company is required to report both basic earnings per share, which is based on the weighted-average number of common shares outstanding, and diluted earnings per share, which is based on the weighted-average number of common shares outstanding plus all potential dilutive shares outstanding. At December 31, 2011 and 2010, all exercisable common stock equivalents were antidilutive and are not included in the earnings (loss) per share calculations. Accordingly, basic and diluted earnings (loss) per share are the same.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-9

Recent accounting pronouncements

The Company has evaluated all recent accounting pronouncements through March 13, 2012, as issued by the Financial Accounting Standards Board ("FASB") in the form of Accounting Standards Updates ("ASU") and find none that would have a material impact on the financial statements of the Company. Management does not believe any of these accounting pronouncements has had or will have a material impact on the Company’s financial position or operating results.

Property and equipment

Property and equipment and software development costs are stated at cost, less accumulated depreciation. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets (generally three to seven years). Leasehold improvements are amortized over the life of the lease if it is shorter than the estimated useful life. Maintenance and repairs are charged to operations when incurred. Betterments and renewals are capitalized. When property and equipment are sold or otherwise disposed of, the asset account and related accumulated depreciation account are relieved, and any gain or loss is included in operations. Computer and office equipment is generally three to five years and office furniture is generally seven years.

Fair value of financial instruments

Financial instruments consist of cash, accounts payable, accrued expenses and short-term borrowings. The carrying amount of these financial instruments approximates fair value due to their short-term nature or the current rates at which the Company could borrow funds with similar remaining maturities.

Other Intangible Assets - Intellectual Property

Other intangible assets primarily consist of intellectual property. The Company will apply an impairment evaluation whenever events or changes in business circumstances indicate that the carrying value of our intangible assets may not be recoverable. Other intangible assets are amortized on a straight-line basis over their estimated economic lives. The Company believes that the straight-line method of amortization reflects an appropriate allocation of the cost of the intangible assets to earnings in proportion to the amount of economic benefits obtained annually by the Company. Amortization will commence when the Company begins sales.

Impairment of long-lived assets

The Company evaluates its long-lived assets and intangible assets for impairment whenever events change or if circumstances indicate that the carrying amount of any assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

F-10

Research and development costs

Research and development costs are expensed as incurred. Research and development expenses primarily include payroll and headcount related costs and contractor fees.

Contingencies

Certain conditions may exist as of the date financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Company management and its legal counsel assess such contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a liability has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or if probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable would be disclosed.

NOTE 2:             INTELLECTUAL PROPERTY

The Company has developed software that it expects to provide online assistance, engagement and conversion solutions that allow for real-time assistance. The technology provides a platform that connects businesses, their sales associates and customer service representatives with website visitors and online shoppers seeking assistance with their purchases. The Chat& software is a 100% hosted no download software-as-a-service ("SaaS") application that allows the live sales and support staff of a business to connect directly with customers in a 1 to 1 real-time session. Utilizing Video-Chat and Co-Browsing, Chat& aims to redefine the online shopping experience by virtually recreating all of the benefits of a live showroom environment within a website. The intellectual property will be amortized over its estimated useful life when the Company commences operations.

The Company acquired intellectual property in the form of research and development cost from its principal shareholders for 8,925,000 shares of its common stock, which was valued at $11,443, during 2010. The acquired research and development cost was expensed upon completion of the acquisition. At December 31, 2011 and 2010, the Company had paid cash in the total amount of $9,841 and $3,341 for additional software development, respectively.

F-11

NOTE 3:          SENIOR CONVERTIBLE DEBENTURES

The Company issued $850,000 in Senior Secured Debentures ("Debentures") on June 17, 2011. The Debentures: are convertible into shares of the Company's common stock at a conversion price of $0.10 per share; mature on June 17, 2012; bear interest at the rate of 5% per annum, payable quarterly in arrears (the Company has the option to pay interest in common stock at the then prevailing conversion price); are secured by a stock pledge by stockholders in the Company (other than the Investors) of all of their holdings in the Company; and limitation on additional indebtedness. At December 31, 2011, the accrued interest of $23,021 is unpaid.

Events of default include: 1) the product not being functional within 12 months of the issue date of the Debentures; 2) the Company has not sold at least 150 licenses within 12 months of the issue date of the Debentures; 3) the Registration Statement is not declared effective within 180 days of closing; 4) the Registration Statement is not filed within 45 days of closing; 5) the issuance of any securities or incurrence of any debt without the prior written consent of the Debenture Holders; and 5) other customary events of default. The Registration Statement was not filed within 45 days of closing and the Company obtained a waiver from the Investors. Item 3 has been extended to 270 days of closing.

The Debenture Holders were also issued Warrants to acquire a total of 4,250,000 shares of the Company's common stock at an exercise price of $0.15 per share for a five year term.

The Debentures and the Warrants have standard anti-dilution protection for stock splits and other corporate matters.

The Debentures are convertible at $0.10 per share which exceeded the value of the stock on the date issued. Accordingly, there was no value assigned to a beneficial conversion feature. The Company utilized the Black Scholes valuation model to value the warrants sold with the Debentures. (See Note 5 for assumptions). The following summarizes the activity with the Debentures and warrants.

Proceeds from issue of Debentures and warrants	$850,000
Assigned to warrants	151,775
Balance assigned to Debentures	698,225
Amortization of amount assigned to warrants (included in interest expense)	82,212
Balance of Debentures at December 31, 2011	$780,437

The Company is amortizing the discount associated with the warrants over the life of the debentures.

F-12

NOTE 4:          INCOME TAXES

The Company has not recorded a deferred tax benefit or expense for the period from inception through December 31, 2011, as all net deferred tax assets have a full valuation allowance.

Actual income tax benefit applicable to net loss before income taxes is reconciled with the “normally expected” federal income tax for the year ended December 31, 2011 and the period from inception (May 14, 2010) to December 31, 2010 as follows:

	2011	2010

"Normally expected" income tax benefit	$256,900	$15,500
Increase (decrease) in taxes resulting from:
State income taxes net of federal tax benefit	30,200	1,800
Valuation allowance	(287,100)	(17,300)
Total	$-	$-

The Company has pre-operating costs which have been capitalized for income tax purposes until operations commence and a net operating loss in the total amount of $801,198 at December 31, 2011.

NOTE 5:          STOCKHOLDERS’ EQUITY

Preferred Stock - The Company is authorized to issue up to 100,000,000 shares of preferred stock with a par value of $0.00001. At December 31, 2011 and 2010 there were no shares issued and outstanding.

Common Stock - The Company is authorized to issue up to 500,000,000 shares of common stock with a par value of $0.00001. At December 31, 2011 there were 17,750,001 shares issued and 12,750,001 shares outstanding. (See escrow shares below). At December 31, 2010 there were 10,837,500 shares issued and outstanding.

Common Stock Issued for Services - On June 1, 2011, the Company issued 956,250 shares of its common stock to each of its two principal officers for services rendered. The shares were valued at $49,995.

Changes in Capital - Effective June 3, 2011, the Board of Directors approved a 127,500 for 1 forward split of the authorized, issued and outstanding common stock of the Company and a decrease in the par value per share from $3,333 to $0.00001. The amendment to the Company’s articles of incorporation reflecting these changes was filed in Nevada on June 3, 2011. All share references have been restated to give effect to the forward split.

On June 3, 2011, pursuant to shareholder approval, the Company amended its Articles of Incorporation and increased its authorized common stock, par value $0.00001, to 500,000,000 shares and authorized 100,000,000 shares of preferred stock par value $0.00001.

F-13

Warrants - As a part of the Debenture issuance, warrants to acquire 4,250,000 shares of common stock were issued to the Debenture Investors and warrants to acquire 4,250,000 shares of common stock were issued to the existing shareholders. All of the warrants are exercisable at $0.15 per share. The total of 8,500,000 warrants includes 3,612,500 issued to employee shareholders, 4,250,000 issued to the Debenture Investors and 637,500 issued to non-employee shareholders.

The fair value of each group of warrants on the date issued was estimated using the Black-Scholes valuation model. The following assumptions were used for the warrants granted in June 2011.

Expected term	5 years
Expected average volatility	75%
Expected dividend yield	0%
Risk-free interest rate	3.50%

The following table summarizes the valuation of the warrants.

	Warrants	Value
Warrants issued with Debentures to Investors	4,250,000	$131,978
Warrants issued to non-employee shareholders	637,500	19,797
Total attributed to warrants issued with debt	4,887,500	151,775
Warrants issued to employee shareholders	3,612,500	112,182
	8,500,000	$263,957

The $151,775 was initially recorded as a credit to additional paid in capital and a reduction (discount) of the Debentures. As of December 31, 2011, $82,212 has been amortized to interest expense and credited back to the Debenture account. The $112,182 was recorded as a credit to additional paid in capital and expensed in non-cash compensation for officers.

Escrow shares - In connection with the Debenture issuance, the Company issued 5,000,000 shares of its common stock to the principal shareholders of the Company in escrow. The shares may be released from escrow to the principal shareholders (or their designees) in accordance with a release schedule. The schedule provides that 3,300,000 shares will be released upon the Company reaching $1,000,000 in audited revenues over any consecutive 12 month period with the remaining shares released when the Company reaches $3,000,000 in audited revenues over any consecutive 12 month period. If either of the revenue goals has not been reached by June 30, 2016, the remaining shares will be cancelled. The escrow shares were issued solely in connection with the Debenture issuance, and accordingly, while disclosed as issued they are not considered outstanding and no accounting has yet been made. The accounting for the escrow shares will be completed when the shares are released from escrow.

F-14

NOTE 6:          RELATED PARTY TRANSACTIONS

During the period from inception (May 14, 2010) to December 31, 2010, the Company issued 4,462,500 shares to two of its directors and its principal shareholders in exchange for the intellectual property described in Note 2. The intellectual property was valued at the cost of the research and development costs expended by the shareholders.

On June 1, 2011, the Company issued 956,250 shares of its common stock to each of its two principal officers for services rendered. The shares were valued at $49,995.

On June 17, 2011, the Company issued warrants to acquire 3,825,000 shares of the Company's common stock for a five year term at $0.15 per share to its two principal officers and shareholders. The warrants were valued at $112,182 and recorded as officers’ compensation.

Employment agreements

On June 17, 2011, the Company and Michael Lebor entered into an employment agreement with an initial term ending June 30, 2014. Mr. Lebor was employed as Chief Executive Officer and Secretary for the Company. The agreement provides for a base salary of $150,000 per annum, eligibility for an annual incentive bonus of 15% of base salary and discretionary bonuses as approved by the board of directors, health and life insurance and telephone and car allowances. The agreement also provides non-compete provisions, restrictive covenants and other provisions typical of executive employment agreements.

On June 17, 2011, the Company and David Rosenberg entered into an employment agreement with an initial term ending June 30, 2014. Mr. Rosenberg was employed as President for the Company. The agreement provides for a base salary of $150,000 per annum, eligibility for an annual incentive bonus of 15% of base salary and discretionary bonuses as approved by the board of directors, health and life insurance and telephone and car allowances. Mr. Rosenberg has agreed to a reduced salary of $75,000 per annum pending the effectiveness of the Registration Statement. The agreement also provides non-compete provisions, restrictive covenants and other provisions typical of executive employment agreements.

NOTE 7:          COMMITMENTS AND CONTINGENCIES

Office lease

The Company executed a lease agreement for office space with the term commencing July 15, 2011 and ending July 31, 2012 at a monthly rate of $3,250, including utilities and other occupancy costs.

Senior Convertible Debenture - Additional Provision

In the event that the Registration Statement has not been declared effective by the SEC by March 13, 2012, the Company is required to pay the holders of the Debentures as partial liquidated damages an amount equal to 1% of the initial investment in the Debentures and Warrants on a monthly basis until the Registration Statement is declared effective by the SEC and filed of record.

F-15

Form S-1 filing

The Company has filed a Registration Statement on Form S-1 (“S-1”) with the SEC and subsequently filed two pre-effective amendments. The Company is currently updating information and answering comments with plans to file another amendment.

Through the S-1, the Company proposes to raise a minimum of $3,000,000 (7,500,000 common shares and warrants to acquire 3,750,000 common shares) up to a maximum of $8,000,000 (20,000,000 common shares and warrants to acquire 10,000,000 common shares) through sales of Units. Each Unit consists of one share of common stock and a warrant to acquire ½ share of common stock. The Unit is priced at $0.40.

The Company has an obligation to maintain the effectiveness of the registration statement until the warrants are either exercised or expire. Since it is considered to be outside the Company’s control to guarantee we can maintain effectiveness of the registration statement, the portion of the proceeds allocated to the warrants will be recorded as a liability. Based on pricing at December 31, 2011, the warrant liability would be $1,053,898 and $1,686,237 for the minimum and maximum sales, respectively. The actual amount will be determined when the transaction is completed and may vary from the amount determined at December 31, 2011. Subsequently, the liability will be revalued at the end of each quarter until the warrants are either exercised or expire.

F-16

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

Nature of Expense	Amount
SEC registration fee		$2001.50
Accounting fees and expenses		$15000.00
Legal Fees and Expenses		$32000.00
Transfer Agent Fees	$	*
Printing Expenses	$	*
Miscellaneous Fees and Expenses	$	*
TOTAL	$	*

* Subject to completion

Item 14. Indemnification of Directors and Officers

Indemnification of Directors and Officers.

The Nevada Statutes provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. NRS Chapter 78 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he is not liable pursuant to NRS Section 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court or other court of competent jurisdiction in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court or other court of competent jurisdiction shall deem proper.

Our Articles provide for the elimination of liability of our directors and officers for monetary damages for their breach of fiduciary duty to the fullest extent provided by Nevada law.  Also, our Articles provide that our directors and officers shall be indemnified by chatAND, Inc. against any liability to the fullest extent provided by law.

At present, there is no pending litigation or proceeding involving a director, officer or employee regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

The indemnification provisions in our Articles may be sufficiently broad to permit indemnification of our directors and officers for liabilities arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling chatAND, Inc. pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 15. Recent Sales of Unregistered Securities

Effective June 17, 2011, the Company adopted an Equity Incentive Plan (the “Plan”), whereby the Company has reserved for issuance up to 10,000,000 shares of its common stock.  The purpose of the Plan is to provide directors, officers and employees of, and consultants, to the Company with additional incentives by increasing their ownership in the Company. Directors, officers, Employees and consultants of the Company are eligible to participate in the Plan. Options in the form of Incentive Stock Options and Non-Statutory Stock Options may be granted under the Plan. Restricted Stock may also be granted under the Plan.

During the year ended December 31, 2010, the Company issued 4,462,500 shares to its two directors and principal shareholders in exchange for the intellectual property described in note 2 to the Financial Statements.  The intellectual property was valued at the cost of the research and development costs expended by the shareholders.

On June 1, 2011, the Company issued 956,250 shares of its common stock to each of its two principal officers for services rendered.  The shares were valued at $49,995.

On June 17, 2011, the Company issued warrants to acquire 3,825,000 shares of the Company's common stock for a five year term at $0.15 per share to its two principal officers and shareholders.  The warrants were valued at $112,182 and recorded as officers compensation.

On June 17, 2011, the Company issued an aggregate of 5,000,000 shares of Common Stock to Messrs. Lebor and Rosenberg.  Pursuant to the provisions of the Securities Purchase Agreement with the holders of the Senior Secured Notes,  the shares are being held in escrow, and will be released to Messrs. Lebor and Rosenberg upon the following terms and conditions:  3,300,000 shares will be released upon the Company’s reaching $1,000,000 in audited revenues over any consecutive twelve month period with the remaining shares issued when the Company reaches $3,000,000 in audited revenues over any consecutive twelve month period.  In the event either of the milestones is not reached by June 30, 2016, the remaining shares will revert to the Company.  These milestones have not been met as of November 1, 2011.  Messrs. Rosenberg and  Lebor do not hold any Senior Secured Notes.

On June 17, 2011, we entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain purchasers thereunder pursuant to which, we sold an aggregate of (i) $850,000 of our Senior Secured Notes (the “Notes”), which are convertible into shares of our Common Stock at an initial conversion price of $.10 per share, and (ii) warrants to purchase an aggregate of 4,250,000 shares of common stock (the “Investor Warrants”), which are exercisable at an initial exercise price of $.15 per share, which Investor Warrants all expire 5 years from the end of the month of issuance. We received aggregate gross cash proceeds of $817,500 from these transactions.

The private placement of the Company’s securities were made in reliance upon the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, or Rule 506 of Regulation D promulgated under the Securities Act.

Item 16. Exhibits

See the Exhibit Index, which follows the signature page which is incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)          To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)          That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)          To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)          That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)           If the registrant is relying on Rule 430B:

(A)        Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B)         Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)          If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)          That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)         Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York on the 5 th day of April, 2012.

chatAND, Inc.

By:	/s/ Michael Lebor
Michael Lebor
Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Person	Capacity	Date

/s/ David Rosenberg	President and Director	April 5, 2012
David Rosenberg

/s/ Michael Lebor	Chief Executive Officer, Secretary and Director	April 5, 2012
Michael Lebor

/s/ Steven Berger	Chief Financial Officer (Principal Financial	April 5, 2012
Steven Berger	Officer & Principal Accounting Officer)

/s/*	Director	April 5, 2012
David Berger
* By: /s/ Michael Lebor , Attorney In Fact
	Director	April 5, 2012
/s/ *
Philip Friedman
* By: /s/ Michael Lebor , Attorney In Fact

/s/ *	Director	April 5, 2012
Kenneth Londoner
* By: /s/ Michael Lebor , Attorney In Fact

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Exhibits .  The following exhibits have been filed as part of or incorporated by reference in this Prospectus:

Exhibit Number	Description
3.1	Restated and Amended Articles of Incorporation (1)
3.2	By-Laws (1)
4.1	Form of Specimen Stock Certificate (5)
5.1	Legal Opinion of Krieger & Prager, LLP (X)
10.3	Form of Securities Purchase Agreement (1)
10.4	Form of Senior Secured Note (1)
10.5	Form of Warrant (1)
10.6	Form of Registration Rights Agreement (1)
10.7	Employment Agreement with David Rosenberg dated June 17, 2011 (1)
10.8	Employment Agreement with Michael Lebor dated June 17, 2011 (1)
10.9	2011 Equity Incentive Plan (1)
10.11	Escrow Agreement with VStock Transfer, LLC(2)
10.12	Form of subscription agreement for Company Offering (1)
10.13	Form of Warrant for Company Offering (2)
10.14	Voting Trust Agreement between David Rosenberg and Michael Lebor (2)
10.16	Server Agreement with Amazon.com (4)

21.1	Subsidiaries of Registrant (2)

23.1	Consent of Turner Stone & Company (X)
23.2	Consent of Krieger & Prager, LLP (included in Exhibit 5.1)

(1)	Filed with Filing on Form S-1 dated September 2, 2011
(2)	Filed with filing on Form S-1/A dated November 22, 2011
(3)	Filed with filing on Form S-1/A dated January 25, 2012
(4)	Filed with filing on Form S-1/A dated March 14, 2012
(5)	To be filed by amendment
(x)	Filed herewith

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